UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Alpha and Omega Semiconductor Limited
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Alpha and Omega Semiconductor Limited
Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda

NOTICE OF 2017 ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD AT 8:00 A.M. ON NOVEMBER 9, 2017 TAIWAN LOCAL TIME
(AT 4:00 P.M. ON NOVEMBER 8, 2017 U.S. PACIFIC STANDARD TIME)

NOTICE IS HEREBY GIVEN that the 2017 Annual General Meeting of Shareholders (the “Annual Meeting”) of Alpha and Omega Semiconductor Limited, a Bermuda exempted limited liability company (“we,” “our,” “us,” or the “Company”), will be held at 8:00 a.m. on Thursday, November 9, 2017 Taiwan local time (at 4:00 p.m. on November 8, 2017, U.S. Pacific Standard Time), at the Grand Hyatt Taipei located at 2, SongShou Road,Taipei, Taiwan, or any other adjournments or postponements thereof, for the following purposes:

1.  To elect seven (7) nominees to serve as directors on our Board of Directors until the next annual general meeting of shareholders or until their successors are duly elected and qualified;

2.    To approve an amendment to our Amended and Restated Bye-laws (“Bye-laws”) to increase the authorized number of common shares from 50,000,000 shares to 100,000,000 shares;

3.    To approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in this Proxy Statement;

4.    To approve, on an advisory basis, whether the advisory shareholder vote to approve the compensation of the Company’s named executive officers should occur every year, once every two years or once every three years; and

5.    To approve and ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm, and to authorize our Board of Directors, acting through our Audit Committee, to determine the remuneration of such accounting firm, for the fiscal year ending June 30, 2018.

Only holders of common shares of record at the close of business on September 18, 2017, which is the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, in order to ensure that your shares will be voted in accordance with your wishes and that a quorum at the Annual Meeting may be achieved, please promptly complete, sign, date and return the enclosed proxy card in the enclosed envelope.  The proxy card must be properly dated, signed and returned in order to be counted. You can also submit your proxy to vote your shares via the Internet by following the instructions set forth on the enclosed proxy card and the accompanying proxy statement.

By order of the Board of Directors,

Mike F. Chang
Chairman of the Board of Directors
Dated October 3, 2017

Important Notice Regarding the Availability of Proxy Materials
For the Annual Meeting to be Held on November 9, 2017 Taiwan Local Time

(November 8, 2017 U.S. Pacific Standard Time):
The Proxy Statement, Proxy Card and Annual Report on Form 10-K for fiscal year 2017 are available at:
http://investor.aosmd.com/annuals.cfm

Alpha and Omega Semiconductor Limited
Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda

PROXY STATEMENT

FOR THE 2017 ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD AT 8:00AM ON NOVEMBER 9, 2017 TAIWAN LOCAL TIME (AT 4:00PM ON NOVEMBER 8, 2017 U.S. PACIFIC STANDARD TIME)

Alpha and Omega Semiconductor Limited
Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda

PROXY STATEMENT

FOR THE 2017 ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD AT 8:00AM ON NOVEMBER 9, 2017 TAIWAN LOCAL TIME
(AT 4:00PM ON NOVEMBER 8, 2017 U.S. PACIFIC STANDARD TIME)

INFORMATION REGARDING THE ANNUAL GENERAL MEETING

General

This proxy statement (“Proxy Statement”) has information about the 2017 Annual General Meeting of Shareholders (the “Annual Meeting”) and was prepared by our management for the Board of Directors of Alpha and Omega Semiconductor Limited, an exempted limited liability company organized under the laws of Bermuda. The Notices of the Annual Meeting and the Proxy Statement are being mailed to our shareholders on or about October 9, 2017. Our Board of Directors supports each proposal as described in this Proxy Statement for which your vote is solicited.

Our Board of Directors asks you to appoint Mike F. Chang, our Chairman and Chief Executive Officer, and Yifan Liang, our Chief Financial Officer and Corporate Secretary, as your proxy holders to vote your shares at the Annual Meeting. You make this appointment by properly completing the enclosed proxy as described below. If appointed by you, your shares represented by a properly completed proxy received by us will be voted at the Annual Meeting in the manner specified in the proxy card or, if no instructions are marked on the proxy, your shares will be voted as described below. Although management does not know of any other matter to be acted upon at the Annual Meeting, unless contrary instructions are given, shares represented by valid proxies will be voted by the persons named on the accompanying proxy card in the manner the proxy holders deem appropriate for any other matters that may properly come before the Annual Meeting.

We maintain our registered office in Bermuda at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. Our telephone number in the United States is (408) 830-9742. The mailing address of our business offices in the United States is 475 Oakmead Parkway, Sunnyvale, CA 94085.

Record Date and Shares Outstanding

The record date for the Annual Meeting has been set as the close of business on September 18, 2017. Only shareholders of record as of such date will be entitled to notice of and to vote at the meeting. On the record date, there were 24,037,870 issued and outstanding common shares, par value $0.002 per share (“common shares” or “shares”). Each issued common share is entitled to one vote on the proposals to be voted on at the Annual Meeting. Shares held as of the record date include common shares that are held directly in your name as the shareholder of record and those shares held for you as a beneficial owner through a broker, bank, trust or other nominee.

QUESTIONS AND ANSWERS RELATING TO THE ANNUAL GENERAL MEETING
Why did I receive these materials?

Only our shareholders as of the close of business on September 18, 2017, which we refer to as the “Record Date,” are entitled to vote at the Annual Meeting, which will be held at 8:00 a.m., Thursday on November 9, 2017 Taiwan local time (at 4:00 p.m. on November 8, 2017 U.S. Pacific Standard Time) at the Grand Hyatt Taipei located at 2, SongShou Road, Taipei, Taiwan. As a shareholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in the Proxy Statement.  We distribute the Proxy Statement and related materials to our shareholders of record on the Record Date.

The Proxy Statement provides notice of the Annual Meeting, describes the proposals presented for shareholder actions and includes information about the proposals, information concerning our management, corporate governance, principal shareholders and other relevant information.  The accompanying proxy card also enables shareholders to vote on the matters without having to attend the Annual Meeting in person.

What is a proxy?

A proxy is your legal designation of another person to vote on your behalf. By completing and returning the enclosed proxy card, you are providing each of our Chief Executive Officer and the Chief Financial Officer with the authority to vote your shares in the manner you indicate on your proxy card.

What are the proposals to be considered at the Annual Meeting and what vote is required to approve each proposal?

The Board of Directors is submitting the following five (5) proposals for shareholder actions at the Annual Meeting:

•
Proposal 1 - the election of seven (7) nominees to serve as directors on our Board of Directors until the next annual general meeting of shareholders or until their successors are duly elected and qualified. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. “Plurality” means that the individuals who receive the highest number of votes are elected as directors, up to the number of directors to be chosen at the meeting. A properly executed proxy marked “withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Broker non-votes will have no effect on the outcome of the election of directors.

•
Proposal 2 - the approval of an amendment to our Amended and Restated Bye-laws (the “Bye-laws) to increase the number of authorized common shares from 50,000,000 shares to 100,000,000 shares. The affirmative vote of a majority of votes cast in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve this proposal. A properly executed proxy marked “abstain” with respect to Proposal 2 will not be voted and will have no effect on the outcome of the proposal. Broker non-votes will have no effect on the outcome of Proposal 2.

•
Proposal 3 - the approval, on an advisory basis, the compensation of our named executive officers as described in the Proxy Statement, commonly known as the “say-on-pay” vote. The affirmative vote of holders of a majority of the votes cast in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve this proposal. However, Proposal 3 represents only an advisory vote of the shareholders and is not binding us, although our Board of Director will consider results of the vote in setting the compensation of our named executive officers. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

•
Proposal 4 - the approval, on an advisory basis, whether the advisory shareholder vote to approve the compensation of the Company’s named executive officers should occur every year, once every two years or once every three years. This is also commonly known as the “say-on-frequency” vote. The affirmative vote of holders of a majority of the votes cast in person or represented by proxy and entitled to vote at the Annual Meeting on a particular frequency is considered to be an approval of such frequency. However, Proposal 4 represents only an advisory vote of the shareholders and is not binding us, although our Board of Directors will consider results of the vote in setting the frequency of "say-on-pay" vote. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

•
Proposal 5 - the approval and ratification of the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm, and the authorization for our Board of Directors to determine the remuneration of the accounting firm, for the fiscal year ending June 30, 2018. The affirmative vote of holders of a majority of the votes cast in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve this proposal. A properly executed proxy marked “abstain” with respect to Proposal 5 will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have no effect on the outcome of this proposal.

How are votes counted and how will a broker non-vote be treated and counted?

For Proposal 1 with respect to the election of directors, you may vote “FOR” all or some of the nominees or you may vote “WITHHELD” with respect to one or more of the nominees.  You may not cumulate your votes for the election of directors.

For Proposal 2 with respect to the amendment of the Bye-laws to increase the number of authorized common shares, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will have no effect on the outcome of the votes.

For Proposal 3 with respect to the “say-on-pay” vote, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will have no effect on the outcome of the votes.

For Proposal 4 with respect to the “say-on-frequency” vote, you may vote for “EVERY YEAR,” “EVERY TWO YEARS,” “EVERY THREE YEARS,” or “ABSTAIN”. Abstentions will have no effect on the outcome of the votes.

For Proposal 5 with respect to the appointment of the independent registered public accounting firm, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will have no effect on the outcome of the votes.

If you are a “street name” holder or beneficial owner, you have the right to direct your broker, bank, trust or other nominee on how to vote your shares at the Annual Meeting. The broker, bank, trust or other nominee that is the shareholder of record for your shares is obligated to provide you with a voting instruction card for you to use for this purpose.  If you hold your shares in a brokerage account but you fail to return your voting instruction card to your broker, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given.  If you are a beneficial owner and your broker, bank, trust or other nominee holds your shares in its name, it is not permitted for the broker, bank, trust or other nominees to vote your shares on the election of directors (Proposal 1); the amendment of the Bye-laws (Proposal 2); the “say-on-pay” vote (“Proposal 3); and the “say-on-frequency” vote (Proposal 4). The broker, bank, trust or other nominees, however, are permitted to vote for the approval and ratification of the appointment of Grant Thornton LLP (Proposal 5).  Broker non-votes are counted for purposes of establishing a quorum. The effects of broker non-votes for each proposal is described in more detail in response to the previous question above.

Who is entitled to vote at the Annual Meeting?

Only shareholders of record at the close of business on the Record Date are entitled to receive notice of and to participate and vote in the Annual Meeting.  If you were a shareholder of record on the Record Date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting.

How many votes do I have?

You will be entitled to one vote for each outstanding share of our common shares you own as of the Record Date.  As of the Record Date, there were 24,037,870 shares of our common shares outstanding and eligible to vote at the Annual Meeting.

What is the difference between a “shareholder of record” and a “street name” holder or a beneficial owner?

These terms describe how your shares are held.  If your shares are registered directly in your name with Computershare, our transfer agent, you are considered a “shareholder of record.” As the shareholder of record, you have the right to grant your voting proxy directly to our management or to vote in person at the Annual Meeting.  If your shares are held in a brokerage, bank, trust or other nominee, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank, trust or nominee how to vote and are also invited to attend the Annual Meeting.

How can I vote my shares at the Annual Meeting?

If you are a shareholder of record, you may vote by mailing a completed proxy card or via the Internet. Instructions for voting via the Internet are described in the proxy card attached to the Proxy Statement. To vote by mailing a proxy card, sign and return the enclosed proxy card in the enclosed prepaid and addressed envelope and your shares will be voted at the Annual Meeting in the manner you directed.  You may also vote in person at the Annual Meeting.

If you are a beneficial owner, your broker, bank, trust or nominee should have provided voting instructions for you to use in directing them how to vote your shares.  You may be eligible to vote your shares over the Internet rather than by mailing a completed voting instruction card provided by the broker, bank, trust or nominee.  Please check the voting instructions card provided by your bank or brokerage house for instructions. You may also vote in person at the Annual Meeting. To do so, you must obtain a legal proxy from the broker, bank, trust or other nominee that holds your shares giving you the right to vote the shares.  Please contact that organization for instructions regarding obtaining a legal proxy.

Can I vote electronically through the Internet?

If you are a shareholder of record, you may vote electronically through the Internet at www.investorvote.com/aosl. The instructions are included in your proxy card.

If your shares are held in “street name,” please check your proxy card or contact your broker, bank, trust or other nominee to determine whether you will be able to vote electronically through the Internet and the deadline for such voting.

Can I change my vote after I return my proxy card?

Yes.  If you are a shareholder of record and submitted your proxy through the mail or Internet, you may revoke your proxy before the vote is taken at the Annual Meeting by any of the following ways:

•	granting a proxy through the Internet after the date of your original proxy and before the deadlines for voting included on your proxy card;

•	submitting a later-dated proxy by mail before your earlier-dated proxy is voted at the Annual Meeting;

•	giving written notice of the revocation of your proxy to our Corporate Secretary at the address shown above that is actually received by our Corporate Secretary prior to the Annual Meeting; or

•	voting in person at the Annual Meeting.

If you are a “street name” holder, you may change your vote by submitting new voting instructions to your broker, bank, trust or other nominee or, if you have obtained a legal proxy from your broker, bank, trust or other nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person. In either case, the powers of the proxy holders will be suspended if you attend the Annual Meeting in person and so request, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

How many shares must be present or represented to conduct business at the Annual Meeting?

The presence at the Annual Meeting of at least two shareholders, in person or by proxy and entitled to vote, representing not less than 50% of the aggregate voting power of the Company's common shares issued and outstanding on the Record Date, will constitute a quorum, permitting the conduct of business at the Annual Meeting.

Proxies received but marked as abstentions, votes withheld and broker non-votes (as described below) will be included in the calculation of the number of shares present at the Annual Meeting for quorum purposes.

Who can attend the Annual Meeting?

All shareholders of record as of the close of business on the Record Date may attend the meeting. To attend the Annual Meeting, please follow these instructions:

•	If you are a shareholder of record, bring proof of ownership of your shares and a form of identification; or

•
If you are a “street name” holder, bring proof of ownership of your shares through your broker, bank, trust or nominee, and a form of identification.  You must have obtained a “legal proxy” from your broker, bank, trust or nominee to vote at the Annual Meeting.

What are the Board of Directors' recommendations?

Unless you give other instructions on your proxy card, the person named as proxy holder on the proxy card will vote in accordance with the recommendations of the Board of Directors. After careful consideration, the Board of Directors recommends the following vote for proposals:

	Proposals	Recommendation of the Board of Directors

1	Election of Directors	For all Nominees

2	Approval of an amendment of our Bye-laws to increase the number of authorized common shares from 50,000,000 shares to 100,000,000 shares.	For
3	Approval on an advisory basis of the compensation of our named executive officers.	For
4	Approval on an advisory basis on the frequency of the shareholder vote on the compensation of our named executive officers.	For Every Year
5
Approval and ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm and authorization for the board to determine its remuneration for the fiscal year ending June 30, 2018.
For

Will shareholders be asked to vote on any other matters?

To the knowledge of the Company and its management, shareholders will vote only on the matters described in the Proxy Statement. However, if any other matters properly come before the Annual Meeting, the persons named as proxies for shareholders will vote on those matters in the manner they consider appropriate.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of the Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card.  Please complete, sign, date and return each proxy card and voting instruction card that you receive.

How can I find out the results of the voting at the 2017 Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting.  Final voting results will be published in a Current Report on Form 8-K filed with the Securities and Exchange Commission at the website, www.sec.gov, within four business days after the Annual Meeting.

Who bears the costs of proxy solicitation?

The Company will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing, and mailing of this proxy statement, the proxy, and any additional solicitation materials that the Company may provide to shareholders. Copies of solicitation materials will be provided to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. The Company will reimburse the brokerage firms, fiduciaries and custodians holding shares in their names for reasonable expenses incurred by them in sending solicitation materials to its beneficial shareholders. The solicitation of proxies will be made by various methods, including by mail, electronic mail, telephone, facsimile, or personally by directors, officers and employees of the Company who will receive no extra compensation for such services.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Company's directors are elected annually to serve until the next annual general meeting of shareholders or until their successors are duly elected and qualified.  Upon recommendation from our Nominating and Corporate Governance Committee, our Board of Directors has nominated each of the seven (7) director nominees named below for election to the board at the Annual Meeting.  Unless otherwise directed by shareholders, the proxy holders will vote all shares represented by proxies held by them for the election of such nominees.

Director Nominees

Information concerning the director nominees as of September 18, 2017 is set forth below:

Name	Age	Position
Mike F. Chang, Ph.D.	72	Chairman of the Board and Chief Executive Officer
Yueh-Se Ho, Ph.D.	65	Director and Chief Operating Officer
Lucas S. Chang, Ph.D. (2)(3)	62	Director
Robert I. Chen (1)(2)(3)	69	Director
King Owyang, Ph.D. (2)(3)	71	Director
Michael L. Pfeiffer (1)	65	Director
Michael J. Salameh (1)(2)(4)	62	Director

(1) Member of the Audit Committee
(2) Member of the Compensation Committee
(3) Member of the Nominating and Corporate Governance Committee
(4) Lead Independent Director

Mike F. Chang, Ph.D., is the founder of our company and has served as our Chairman of the Board and Chief Executive Officer since the incorporation of our company. Dr. Chang has extensive experience in both technology development and business operations in the power semiconductor industry. Prior to establishing our company, Dr. Chang served as the Executive Vice President at Siliconix Incorporated, a subsidiary of Vishay Intertechnology Inc., a global manufacturer and supplier of discrete and other power semiconductors, or Siliconix, from 1998 to 2000. Dr. Chang also held various management positions at Siliconix from 1987 to 1998. Earlier in his career, Dr. Chang focused on product research and development in various management positions at General Electric Company from 1974 to 1987. Dr. Chang received his B.S. in electrical engineering from National Cheng Kung University, Taiwan, and M.S. and Ph.D. in electrical engineering from the University of Missouri. Dr. Chang’s extensive technological expertise and business experiences in the power semiconductor industry and his knowledge of our day-to-day operations and strategic initiatives provide our Board of Directors with valuable insights and in-depth understanding of our Company.

Yueh-Se Ho, Ph.D., is a co-founder of our company and has served as our Chief Operating Officer since January 2006 and our director since March 2006. Dr. Ho has held various operational management positions in our company since our inception, including the Vice President of Worldwide Operations from 2003 to 2006 and the Vice President of Back End Operations from 2000 to 2003. Prior to co-founding our company, Dr. Ho served as the Director of Packaging Development and Foundry Transfer at Siliconix from 1998 to 2000. Dr. Ho received his B.S. in chemistry from Tamkang University, Taiwan, and Ph.D. in chemistry from the University of Pittsburgh.  Dr. Ho’s extensive operating experience in the power semiconductor industry and his scientific and technical expertise in various aspects of the design and development of power semiconductor solutions enhance the Board’s understanding of the Company’s business operations.

Lucas S. Chang, Ph.D., has been a director of our company since November 2016. Since December 2016, Dr. Chang served as vice president, general counsel to Senhwa Biosciences, Inc., a drug development company listed on Taipei stock exchange. From February 2006 to September 2016, Dr. Chang was a senior partner at the global law firm Morgan, Lewis & Bockius LLP, which is our principal outside counsel. Dr. Chang’s legal practice at Morgan Lewis focused on general corporate, cross-border investment and M&A transactions, and intellectual property. Prior to that and from 1995 to 2006, Dr. Chang was a partner and an associate at several leading law firms, including Wilson Sonsini Goodrich & Rosati, Heller Ehrman & McAuliffe, and Coudert Brothers. From 1991 to 1995, he served as a staff attorney and a patent agent at IBM Intellectual Property and Licensing Services. From 1985 to 1991, he was a research staff member and technical team leader at IBM Research Division. From 1983 to 1985, Dr. Chang served as a Senior Development Scientist at Union Carbide Corporation.

Dr. Chang holds a B.S.E. in chemical engineering from National Taiwan University; a Ph.D. in chemical engineering from the University of Washington, and a J.D. from Santa Clara University School of Law. Dr. Chang’s extensive experience and knowledge in legal, regulatory compliance, corporate governance, and intellectual property matters in the U.S. and Asia, as well as his scientific and technical background in the semiconductor and computer industries, provide the Board with important expertise and skills in analyzing legal and business issues affecting our operations.

Robert I. Chen has been a director of our company since November 2013.  Since November 2013, Mr. Chen served as the Chairman, President and Chief Executive Officer of AEssense Corporation, an agricultural technology company.  Mr. Chen founded several technology companies, including RAE Systems, Inc., a provider of rapidly deployable connected, intelligent gas and radiation detection systems, where Mr. Chen served as Chairman, President and Chief Executive Officer from its inception in 1991 until it was acquired by Honeywell, Inc. in June 2013.  Prior to founding RAE Systems, Mr. Chen founded Applied Optoelectronic Technology, a manufacturer of computer-aided test systems. He served as Chairman, President and Chief Executive Officer at Applied Optoelectronic Technology from 1981 to 1991.  In 1991, Applied Optoelectronic Technology was acquired by Hewlett Packard.  Mr. Chen served as Division General Manager at Hewlett Packard from 1991 to 1993.  Prior to founding Applied Optoelectronic Technology, Mr. Chen held various engineering and management positions at General Motors, General Electric, Tektronix and Fairchild Semiconductor.  Mr. Chen received a B.S.E.E. from Taiwan National Cheng Kung University, an M.S.E.E. from South Dakota School of Mines and Technology and an Advanced Engineering degree from Syracuse University. He also completed the Owner/President Management Program at the Harvard School of Business.  Mr. Chen’s extensive experience and background in establishing and managing technology-based public companies, as well as his experience in leading strategic transactions by major technology companies, provide the Board with valuable insight and expertise.

King Owyang, Ph.D., has been a director of our company since April 2013. He is the Chief Executive Officer and Executive Director of Computime Group Limited, a Hong Kong listed company and a leading global provider of electronic control technologies. Prior to joining Computime, Dr. Owyang held various positions at Siliconix Inc., a U.S. semiconductor company, for over 21 years, including the President and Chief Executive Officer. He was instrumental in leading Siliconix to become a highly profitable company with industry leading products. Under his leadership and management, Siliconix established itself as the world leader in power switching and management products and its sales grew to a record level in 2008. Prior to joining Siliconix, Dr. Owyang held various technical and managerial positions at General Electric Company, where he was responsible for developing many enabling semiconductor technologies. Dr. Owyang is a recognized leader in the power semiconductor industry. He has published over 20 technical papers and has been awarded more than 25 patents. Dr Owyang obtained his B.S. in Physics and his Ph.D in the field of Material Science in 1968 and 1974 respectively from the Massachusetts Institute of Technology, USA. Dr. Owyang’s broad experience in the power semiconductor industry, including his background in leadership positions at major technology companies, as well as his knowledge in the technical and operational aspects of semiconductor companies, provide the Board with an in-depth understanding of our business and operations.

Michael L. Pfeiffer has been a director of our company since January 2014. From 2008 to 2013, Mr. Pfeiffer served as a member of the board of directors of BCD Semiconductor Manufacturing Limited, a company listed on NASDAQ until it was acquired in 2013. From 2009 to 2014, Mr. Pfeiffer served as a member of the board of directors of Integrated Memory Logic, Ltd., a semiconductor company listed on the Taiwan Stock Exchange until it was acquired in 2014. From 2014 to 2016, Mr. Pfeiffer served on the board of directors of Razer, Inc., a computer peripherals company. Mr. Pfeiffer, who is a certified public accountant in California and Oregon, worked for PricewaterhouseCoopers LLP for over 30 years, including 18 years as the engagement partner on the audits of the financial statements of high technology companies in the Silicon Valley. Mr. Pfeiffer received an MBA from the University of Oregon and a BA from Eckerd College in Florida. Mr. Pfeiffer’s extensive experience and expertise in the area of finance, accounting and auditing of publicly traded companies in the semiconductor industry, and his knowledge and background in working with companies with international operations, make him a valuable member of our Board, particularly in its role of exercising oversight and risk management of the Company’s accounting and financial reporting process.

Michael J. Salameh has been a director of our company since November 2013 and the lead independent director since May 2015. Mr. Salameh co-founded PLX Technology, Inc., a semiconductor company (NASDAQ: PLXT), in May 1986 and served as its Chief Executive Officer until 2008. Mr. Salameh also served as a member of the Board of Directors of PLXT since its inception until it was acquired in August 2014 by Avago Technology. PLXT was a NASDAQ-listed company from 1999 until it was acquired. During his tenure at PLXT, Mr. Salameh personally participated in many of the key company functions including sales, marketing, engineering, accounting, and operations. Since 2010, Mr. Salameh served as a consultant to the Chief Executive Officer and Board of Directors of Analogix Semiconductor, Inc., a privately held semiconductor company. From 1980 through 1986, Mr. Salameh was employed in various marketing management positions with Hewlett-Packard Company. Mr. Salameh currently performs management consulting for private technology companies. Mr. Salameh received a B.S. in Engineering and Applied Science from Yale University and an M.B.A. from Harvard Business School. Mr. Salameh’s chief executive and marketing experience in the semiconductor industry, and his knowledge of the semiconductor business and financial landscape, including customers, markets, suppliers and competition, provide the Board with critical understanding of our business and operations.

The Board of Directors recommends that shareholders vote “FOR” each of the above mentioned nominees.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
Board of Directors

Our Bye-laws provide that our Board of Directors shall consist of not less than two directors. Our Board of Directors currently consists of seven directors. Our Board of Directors is the decision-making body responsible for, among other things, determining policies and guidelines for our business. Our Board of Directors also supervises our executive officers and monitors their implementation of policies and guidelines established from time to time by our Board of Directors.

No shareholder has the contractual right to designate persons to be elected to our Board of Directors, and our Bye-laws provide that directors be elected upon a resolution passed at a duly convened shareholders meeting, to hold office for such term as the shareholders may determine or until their successors are appointed or elected in accordance with our Bye-laws. There is no minimum share ownership or age limit requirement for qualification to serve as a member of our Board of Directors.

We have determined that each of our directors, except for Dr. Mike F. Chang, our Chief Executive Officer, and Dr. Yueh-Se Ho, our Chief Operating Officer, is an “independent director” under the current corporate governance rules of the NASDAQ Stock Market.

Board Meetings and Committees; Annual Meeting Attendance

Our Board of Directors met a total of 11 times during the fiscal year ended June 30, 2017, including regular scheduled meetings and special meetings called in connection with reviewing time-sensitive matters. During the fiscal year ended June 30, 2017, each director attended or participated in 100 percent (100%) of the aggregate of (i) the total number of meetings of the Board of Directors during the period for which he has been a director and (ii) the total number of meetings held by all committees of the Board on which the director served during fiscal year 2017.  All of our Board members attended our 2016 annual general meeting of shareholders.

Committees of the Board of Directors

We have three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. We believe that the composition of these committees meets the criteria for independence, and the functioning of these committees complies with, the applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, the current rules of the NASDAQ Stock Market and applicable SEC rules and regulations. The written charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available at the Investor Relations section of our website at http://investor.aosmd.com/.  The contents of this website are not a part of the Proxy Statement.

Each committee has the composition and responsibilities described below:

Audit Committee

Our Audit Committee currently consists of Michael L. Pfeiffer, Robert I. Chen and Michael J. Salameh.  The Audit Committee is chaired by Mr. Pfeiffer. Our Board of Directors has determined that Mr. Pfeiffer is an Audit Committee financial expert, as defined by the rules and regulations promulgated by the SEC.  Our Audit Committee held five meetings during fiscal year 2017. The Audit Committee's responsibilities include:

•	assisting our Board of Directors in its oversight of the integrity of our financial statements, risk management and internal control over financial reporting;

•
retaining and setting compensation of our independent registered public accounting firm (“independent auditors”), evaluating and monitoring its performance, and as appropriate, discharging our independent auditors;

•reviewing and approving all audit and non-audit services of our independent auditors;

•	reviewing and discussing with management and our independent auditors our financial statements included in public filings;

•	discussing with our independent auditors significant financial reporting issues in connection with the preparation of our financial statements;

•resolving any disagreements between management and our independent auditors regarding financial reporting;

•overseeing our disclosure controls and procedures; and

•reviewing and approving related party transactions.

Compensation Committee

Our Compensation Committee currently consists of Michael J. Salameh, Robert I. Chen, Dr. Lucas S. Chang and Dr. King Owyang.  Our Compensation Committee is currently chaired by Mr. Salameh.  Our Compensation Committee held three meetings during fiscal year 2017. The Compensation Committee's responsibilities include:

•	establishing compensation arrangements and incentive goals for executive officers;

•	evaluating the performance of executive officers and awarding incentive compensation and adjusting compensation arrangements as appropriate;

•	reviewing and recommending actions to the Board of Directors with respect to the compensation of all directors;

•	administering our incentive and equity-based plans and programs and otherwise exercising the authority of the Board with respect to such plans and programs; and

•
reviewing and approving and, when appropriate, recommending to the Board for approval, any employment agreements and any severance arrangements or plans, including any benefits to be provided in connection with a change in control, for the Chief Executive Officer and other executive officers.

The Compensation Committee is authorized to engage independent compensation consultants and other professionals to assist in the design, formulation, analysis and implementation of compensation programs for the Company’s executive officers and other key employees. The Compensation Committee retained the services of Compensia, Inc., a national compensation consulting firm ("Compensia") to provide advice and recommendations regarding the compensation of the Company’s executive officers and other senior officers and the compensation of our non-employee directors for fiscal year 2017. Compensia did not perform any services on behalf of management or the Company during that fiscal year.

The Compensation Committee has determined that Compensia is independent and that Compensia's work did not raise any conflict of interest. The Compensation Committee made such determination primarily on the basis of the six factors for assessing independence and identifying potential conflicts of interest that are set forth in Rule 10C-1(b)(4) under the Securities Exchange Act of 1934, as amended.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of Dr. King Owyang, Dr. Lucas S. Chang and Robert I. Chen.  The Nominating and Corporate Governance Committee is chaired by Dr. King Owyang. Our Nominating and Corporate Governance Committee did not hold any meeting during fiscal year 2017 but has acted once by unanimous written consent. The Nominating and Corporate Governance Committee's responsibilities include:

•	recommending to the board of directors the composition and operations of the board;

•
identifying individuals qualified to serve as members of the board, and identifying and recommending that the board select the director nominees for the next annual meeting of shareholders and fill vacancies on the board;

•	recommending to the board the responsibilities of each board committee, the composition and operation of each board committee and the director nominees for assignment to each board committee; and

•	reviewing with the Board the Company’s management succession plans.

Leadership Structure of the Board

Dr. Mike F. Chang is our Chief Executive Officer and Chairman of the Board of Directors.  Dr. Chang has extensive knowledge of the power semiconductor industry and an in-depth understanding of our strategic initiatives and day-to-day operations, which make him well suited to set the agenda and lead the discussions at board meetings.  He also facilitates communications between the Board and management by ensuring a regular flow of information, thereby enhancing the Board's ability to make informed decisions on critical issues facing our company. In addition, the Board has appointed a lead independent director, Mr. Michael J. Salameh. The lead independent director presides over all executive sessions of independent directors and coordinates activities and communications between the management and independent directors. He also has the responsibility to serve as a liaison between independent directors and the Chairman, communicate with major shareholders as appropriate, and review and approve scheduling of Board meetings and executive sessions.

To ensure a strong independent Board of Directors, five (5) out of the total seven (7) members of our Board following the Annual Meeting are non-employee and independent directors.  The Board of Directors holds executive sessions where only independent directors attend, and these executive sessions provide an effective method to perform oversight and advisory functions of the Board.  In addition, our Audit, Compensation and Nominating and Corporate Governance Committees consist solely of independent directors.  We believe that the board leadership described above is the best structure to lead us in the achievement of our goals and objectives and establishes an effective balance between management leadership and appropriate oversight by independent directors.

Oversight of Risk Management by the Board

One of the key functions of our Board of Directors is informed oversight of our risk management process. The Board administers this oversight function directly through the Board of Directors as a whole, through various standing committees of the Board that address risks inherent in their respective areas of oversight, as well as through our newly appointed lead independent director. In particular, our Board of Directors is responsible for monitoring and assessing strategic and operational risk exposure, including risks associated with acquisition of significant assets, changes in business models, major corporate transactions and market conditions in the semiconductor industry.  Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee provides general oversight of our financial reporting, internal controls and audit functions. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines and is primarily responsible for assessing the risks associated with corporate governance practices, the independence of our directors, and management succession plans.

Nominations for Election of Directors

Director Qualifications

The Nominating and Corporate Governance Committee utilizes a variety of criteria to evaluate the qualifications and skills necessary to serve as members of our Board of Directors. The Nominating and Corporate Governance Committee may assess character, judgment, business acumen, scientific expertise, familiarity with issues affecting the semiconductor industry and other backgrounds and attributes that are needed to help strengthen and balance the Board of Directors. Other qualifications will be determined on a case-by-case basis, depending on whether the Nominating and Corporate Governance Committee desires to fill a vacant seat or increase the size of the Board to add new directors.  In addition, while the Nominating and Corporate Governance Committee does not prescribe specific diversity standards, as a matter of practice, the Committee considers diversity in the context of the Board as a whole and takes into account the personal characteristics and experiences of current and prospective directors that reflect a broad range of perspectives in the Board's decision making process.

Identification and Evaluation of Nominees for Directors

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee assesses the appropriate size of the Board of Directors, and whether any vacancies on the Board of Directors are expected due to retirement or otherwise.  In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of the Board of Directors, executive officers, professional search firms, shareholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. The Nominating and Corporate Governance Committee recommends the director nominees to our Board of Directors for approval for election at each annual general meeting of shareholders. Under our Bye-Laws, any director appointed by our Board of Directors is subject to re-election by shareholders at our next annual general meeting of shareholders. The nominees for election at this annual general meeting were recommended and approved unanimously by members of our Nominating and Corporate Governance Committee and Board of Directors, respectively.

A shareholder seeking to recommend a prospective nominee for the Nominating and Corporate Governance Committee's consideration should submit the candidate's name and qualifications to our Corporate Secretary at our business office in the United States at 475 Oakmead Parkway, Sunnyvale, California 94085.  The Nominating and Corporate Governance Committee will consider a properly submitted shareholder nomination that meets the requirements under our Bye-laws and applicable U.S. federal securities laws.  Our Bye-laws require, among other things, an advance written notice of the nomination in writing of not less than sixty (60) nor more than one hundred and eighty (180) days from the date of the annual general meeting.  This notice must also include certain information relating to the nominee and the nominating shareholders, as described in more detail below in “Future Shareholder Proposals and Nominations for the 2018 Annual General Meeting.”

Shareholder Communication with our Board of Directors

Although we do not have a formal policy regarding communications with the Board of Directors, shareholders may communicate with the Board of Directors, including the independent directors, by sending a letter to Alpha and Omega Semiconductor Limited, Board of Directors, c/o Investor Relations, Alpha and Omega Semiconductor, Inc., 475 Oakmead Parkway, Sunnyvale, CA 94085.  Shareholders may also direct their submission to a particular member of the Board of Directors.

Code of Ethics

Our Board of Directors has adopted the Code of Business Conduct and Ethics that applies to members of senior management, including the Chief Executive Officer and Chief Financial Officer, as well as all other employees of the Company.  Our Code of Business Conduct and Ethics is publicly available on our website at http://investor.aosmd.com/governance.cfm. In the event that we make any amendments to or grant any waivers of, a provision of the Code of Ethics that applies to the principal executive officer, principal financial officer, or principal accounting officer that requires disclosure under applicable SEC rules, we intend to disclose such amendment or waiver and the reasons therefore, on our website at www.aosmd.com, in the Investors section.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Our non-employee director compensation policy as in effect at the beginning of fiscal year 2017 provided for the following cash and equity compensation:

Cash Retainer and Fees: Each non-employee director serving as a member of the Board at the beginning of the Company's fiscal year will be eligible to receive an annual retainer of $40,000.  In addition, each non-employee director serving as the chairperson of a committee of the Board will be eligible to receive an additional retainer as follows: Audit Committee - $25,000; Compensation Committee - $15,000; and Nominating and Governance Committee - $15,000. Each non-employee director serving as a member of a committee of the Board will be eligible to receive an additional retainer as follows: Audit Committee - $12,000; Compensation Committee - $7,500; Nominating and Governance Committee - $5,000; and Lead Independent director - $15,000. Non-employee directors will not receive any additional compensation for attending regular Board or committee meetings. However, with respect to special meetings of the Board or a committee, the Board shall determine whether such meetings will be eligible for payment of special fees, and if so, each non-employee director will receive $2,000 for a meeting attended in person and $1,000 for a meeting attended via teleconference.

Equity Grants: Each individual who is elected by the Company’s shareholders to serve as a non-employee director at the Company’s Annual Shareholders Meeting and each individual who is to continue to serve as a non-employee director following such meeting whether or not that individual is standing for re-election at that meeting, will be granted on the date of such meeting, an award of restricted stock units under the Automatic Grant Program of the 2009 Share Option/Share Issuance Plan (the "Plan"). The number of shares subject to each such annual award will be determined by dividing $95,000 by the Average Per Share Price, up to a maximum of 10,000 shares. The Average Per Share Price for an award means the average closing price per common share over the 90 day-period immediately prior to the date of grant of the award. The award will vest in four (4) equal quarterly installments upon the non-employee director’s completion of each quarter of Board service following the grant date; provided, however, that if the Company’s Annual Shareholders Meeting for the year following the year of grant occurs prior to the end of the one-year period measured from the grant date, the last quarterly installment will become vested upon the date of such subsequent Annual Shareholders Meeting, provided, the Non-Employee Director continues in Board service until such date. The award (to the extent outstanding) will vest in full (i) upon the non-employee director’s termination of Board service by reason of death or permanent disability (as defined in the Plan) and (ii) immediately prior to the consummation of a

Change in Control (as defined in the Plan). Shares that vest under a restricted stock unit award will be issued on the earlier of (i) the date of the Annual Shareholders Meeting that is coincident with or next following the applicable vesting date or (ii) the date of the non-employee director’s termination of Board service. Shares that vest upon a Change in Control will be issued as soon as practicable following the Change in Control.

Reimbursements: All non-employee directors receive reimbursement from the Company for their reasonable expenses of travel (including airfare and ground transportation) to and from meetings of the Board, and reasonable lodging and meal expenses.

Director Compensation for Fiscal Year 2017

The following table sets forth certain information regarding the compensation of each individual who served as a non-employee member of our Board of Directors during fiscal year 2017.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Robert I. Chen	64,500	92,923	157,423
King Owyang	62,500	92,923	155,423
Lucas S. Chang	33,154	92,923	126,077
Michael L. Pfeiffer	65,000	92,923	157,923
Michael J. Salameh	82,000	92,923	174,923

(1)
The dollar value shown represents the grant date fair value of the awards determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). The valuation assumptions used in determining such amounts are described in Note 8 to the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2017, as filed with the Securities and Exchange Commission on September 5, 2017. No stock option was granted to any non-employee director in fiscal year 2017. As of June 30, 2017, our non-employee directors held outstanding restricted stock units as follows:

Name	Number of Shares Subject to RSUs
Robert I. Chen	2,257
King Owyang	2,257
Lucas S. Chang	2,257
Michael L. Pfeiffer	2,257
Michael J. Salameh	2,257

EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee for fiscal year 2017 consisted of Michael J. Salameh, Robert I. Chen, Lucas S. Chang and Dr. King Owyang.  None of our Compensation Committee members has been an officer or employee of us or our subsidiaries at any time. None of our executive officers serves on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or our Compensation Committee.

PROPOSAL NO. 2:
AMENDMENT OF BYE-LAWS TO
INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES
Introduction
Our Board of Directors has unanimously determined that it is in the best interests of the Company and its shareholders to amend our Amended and Restated Bye-laws (the “Bye-laws”) to increase the number of authorized shares of our common shares, par value $0.002 per share (the “Common Share”), from 50,000,000 shares to 100,000,000 shares, which will result in an increase of the total number of authorized shares of our capital stock from 60,000,000 shares to 110,000,000 shares, consisting of 100,000,000 Common shares and 10,000,000 preferred shares. Currently our Bye-laws authorizes an aggregate of 60,000,000 shares of capital stock, consisted of 50,000,000 shares of authorized Common Shares and 10,000,000 shares of authorized preferred shares. No preferred shares are issued and outstanding and we are not proposing to increase the number of authorized preferred shares.

As of September 18, 2017, we had 24,037,870 Common Shares issued and outstanding and 2,159,277 shares subject to outstanding share options and restricted share units. In addition, as of September 18, 2017, we had 2,861,040 shares of Common Shares reserved for future issuance under our 2009 Share Option/Share Issuance Plan (the “2009 Plan”) and 249,353 shares reserved for issuance under our Employee Share Purchase Plan (the “ESPP”). Accordingly, approximately 58.6% of our authorized shares of common stock have been issued or reserved for issuance, which leaves only approximately 20,692,460 shares, for future issuances. In addition, we had $6.4 million available under a repurchase program to repurchase our common shares that was previously approved by the Board in 2015 (the “Prior Repurchase Program”). On September 19, 2017, the Board terminated the Prior Repurchase Program and approved a new repurchase program (the “Repurchase Program”), which allows us to repurchase our common shares from the open market pursuant to a pre-established Rule 10b5-1 trading plan or through privately negotiated transactions up to an aggregate of $30.0 million. The amount and timing of any repurchases under the Repurchase Program depend on a number of factors, including but not limited to, the trading price, volume and availability of our common shares, and there is no guarantee that we will make any purchases under the Repurchase Program. Shares repurchased under this program are accounted for as treasury shares, which may be reissued later.
No other changes to the Bye-laws have been approved or are being proposed by our Board of Directors. To effectuate the increase of number of authorized Common Shares, Section 3(1) of the Bye-laws shall be amended and restated in its entirety as follows:
“3. (1) The share capital of the Company at the date on which these Bye-laws come into effect shall be divided into 100,000,000 common shares of $0.002 each (“Common Shares”) and 10,000,000 preferred shares of $0.002 each (“Preferred Shares”).”
A copy of Amendment No. 1 to the Bye-laws proposed by the Company to amend Section 3(1) of the Bye-laws is attached to this Proxy Statement as Appendix A. For a description of the material terms and provisions of our Common Shares and each other class of our securities which qualifies or limits our Common Shares, please see the description of our capital stock in our Registration Statement on Form 8-A dated April 22, 2010 and the documents incorporated by reference in such Form 8-A.
Reasons for the Proposed Amendment
Given the reduced number of authorized shares currently available under our Bye-laws, we believe that an increase in the number of authorized Common Shares is critical to ensure that a sufficient number of Common Shares is available for future issuances if and when our Board of Directors deems it to be in our and our shareholders’ best interests. While we have no current plans to issue any shares that will be authorized if the increase is approved, we may use any of the increased shares at the time and in the manner approved by the Board of Directors, which may include, but not limited to, raising capital through equity financing, executing strategic transactions or establishing collaborative relationships, acquiring businesses or assets and issuance of equity awards to employees. We believe that if we do not obtain shareholder approval to increase the number of authorized Common Shares, it will adversely affect our ability to plan our operations and financial strategies effectively and in a timely manner. Furthermore, we have not increased our authorized capital stock since our initial public offering in April 2010, and we believe this proposal is consistent with the prudent practice of U.S. public companies to maintain sufficient share reserve to operate effectively as a publicly traded company.

Effects of Stockholder Approval of Increased Authorized Shares
If the proposed amendment is approved and adopted, the additional authorized Common Shares may be issued from time to time by actions of our Board of Directors without further shareholder approval, except as required by law, regulatory authorities or NASDAQ corporate governance listing rules. The increase in authorized Common Shares will not alter our current number of issued and outstanding Common Shares. The relative rights and limitations of our Common Shares will remain unchanged under this amendment. The additional Common Shares to be authorized by shareholder approval under this Proposal No. 2 would have the rights identical to the currently outstanding Common Shares. Our shareholders will not realize any dilution in their percentage of ownership of us or their voting rights as a result of the increase. However, issuances of significant numbers of additional Common Shares in the future may dilute shareholders’ percentage of equity ownership, and if such shares are issued at prices below what current shareholders paid for their shares, may dilute the value of current shareholders’ shares. Under our Bye-laws and other organizational documents, shareholders do not have preemptive rights to purchase additional securities that may be issued by us. This means that current shareholders do not have a prior right to purchase any new issuances of shares in order to maintain their proportionate ownership interests in the Company.
The additional Common Shares that would become available for issuance may also be used to oppose a hostile takeover attempt or to delay or prevent changes in control of the Company. For example, without further shareholder approval, the Board of Directors could strategically sell our Common Shares in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. However, this proposal to increase authorized shares is prompted by business and financial considerations and not by the threat of any hostile takeover attempt, and we are not aware of any such attempts directed at us.
Under Bermuda law and our Bye-laws, holders of our Common Shares will not be entitled to dissenter’s rights or appraisal rights with respect to the proposed increase of authorized Common Shares.
Votes Required
The approval of the resolution to amend the Bye-laws and adopt Amendment No. 1 to the Bye-laws requires the affirmative votes of a majority of votes cast by shareholders voting in person or by proxy and entitled to vote.

The Board of Directors unanimously recommends that you vote FOR approval of the amendment to our Bye-laws to increase the number of authorized shares of our Common Shares from 50,000,000 shares to 100,000,000 shares. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby “FOR” the increase of the number of authorized Common Shares.

PROPOSAL NO. 3
ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, our shareholders are entitled to vote, on an advisory basis, to approve the compensation of our named executive officers as disclosed in this proxy statement in accordance with the rules of the Securities and Exchange Commission.

We held our annual shareholder advisory vote on executive compensation, commonly referred to as a “say-on-pay vote” at our 2014 Annual Meeting. Based on the voting preference, our shareholders voted in favor of holding a say-on-pay once every three years at our 2011 Annual Meeting. Therefore we are holding our say-on-pay vote at this year’s Annual Meeting.

We design our executive compensation program to implement our core objectives of attracting and retaining superior executive talent ensuring executive compensation is substantially dependent on our financial performance and provides incentives for the attainment of our key strategic business objectives and aligning executives' incentives with the creation of shareholder value. The key elements of the compensation program that were in effect during the 2014 fiscal year for the Company's named executive officers are described in detail in the Compensation Discussion and Analysis section of this proxy statement.

Resolution

The shareholders are being asked to approve by advisory vote the following resolution relating to the compensation of the named executive officers as described in this proxy statement:

“Resolved that the Company's shareholders hereby approve the compensation paid to the Company's executive officers named in the Summary Compensation Table of this proxy statement, as that compensation is disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the various compensation tables and the accompanying narrative discussion included in this proxy statement.”

The vote on this resolution is not intended to address any specific element of compensation; rather the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

Although this vote is advisory and the outcome is not binding on our Board of directors, the views expressed by our shareholders, whether through this vote or otherwise, are important to us. As a result, the Board of Directors and the Compensation Committee will carefully review the results of this vote, and they will consider these results in making future decisions about our executive compensation programs and arrangements.

At the Annual Meeting, the Board of Directors has recommended shareholders to vote “every year” as the frequency for the advisory vote on the compensation of our named executive. See Proposal No. 4 below. Unless the shareholders approve a different frequency, we expect the next advisory vote on the compensation of our named executive officers will be held at the 2018 annual meeting of shareholders.

PROPOSAL NO. 4:
ADVISORY VOTE AS TO FREQUENCY OF THE ADVISORY
SHAREHOLDER VOTE ON EXECUTIVE COMPENSATION
General

Pursuant to Section 14A(a)(2) of the Exchange Act, the Company’s shareholders are also entitled to vote at the Annual Meeting regarding whether the shareholder vote to approve the compensation of our named executive officers as required by Section 14A(a)(1) of the Exchange Act (and as presented in Proposal No. 3 of this Proxy Statement) should occur every year, once every two years or once every three years.  The shareholder vote on the frequency of the “say-on-pay” vote to approve executive compensation is an advisory vote only; therefore, it is not binding on the Company or the Company’s Board of Directors or the Compensation Committee.  Exchange Act rules require that such an advisory vote is provided to the shareholder at least every six years. At the Company’s 2011 Annual General Meeting of Shareholders, the frequency of “every three years” received the vote of a majority of the votes cast in person or represented by proxy and entitled to vote at such annual meeting and the Board of Directors subsequently adopted “every three years” as the frequency for the “say-on-pay” vote.

At the Annual Meeting, our shareholders have four choices with respect to the frequency of the vote to approve the compensation of the Company named executive officers, including the choice to abstain from voting on this proposal (which will have no effect on the outcome of the votes).  The four choices are as follows:

•	Every year;

•	Every two years;

•	Every three years; or

•	Abstain

Recommendation of the Board of Directors and Vote Requirements

After careful consideration, the Board of Directors believes that an advisory shareholder vote on executive compensation once every year (i.e., a vote FOR “every year”) is the best approach for the Company and its shareholders. In deciding its recommendation, the Board of Directors considered various factors as to the benefits of an annual advisory vote on executive compensation of our named executive officers, including the following:

•	Annual votes will allow shareholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement on a timely basis each year;

•
Annual votes will provide the Board of Directors and the Compensation Committee an opportunity to carefully evaluate and respond to shareholder input quickly and to implement appropriate and effective changes or modifications to the Company’s executive compensation programs;

•	Annual votes are consistent with our approach of seeking input from, and engaging in discussions with, our shareholders on corporate governance matters;

•	Less frequent votes may allow an unpopular compensation practice to continue too long without input from shareholders; and

•	The current practice and trend of peer companies of the Company with respect to “say-on-frequency” votes.

Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby FOR “every year” as the frequency of the advisory shareholder vote on executive compensation described in this Proposal No. 4. However, the shareholder vote under this Proposal No. 4 is not to approve the Board’s recommendation, but is instead a direct advisory vote on the particular frequency at which each shareholder would like the advisory vote on executive compensation to be conducted.

Although the vote is non-binding, both the Board of Directors and the Compensation Committee of the Board value the opinions of the shareholders and will consider the outcome of the vote when setting the frequency of the shareholder vote on executive compensation.

Notwithstanding the Board’s recommendation and the outcome of the shareholder vote, the Board of Directors may, in the future, decide to conduct advisory votes on a less frequent basis and may vary its practice based on factors such as discussions with shareholders, views expressed by others and the adoption of material changes to our compensation programs. The Board will consider the outcome of the advisory votes, including the number of votes received for each frequency, in determining the actual frequency to be adopted, and such determination will be disclosed in a Form 8-K to be filed in accordance with the rules of the Securities and Exchange Commission.

Our Board of Directors unanimously recommends that you vote for the option of “EVERY YEAR” as the frequency of future Say-on-Pay votes.  Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby for “EVERY YEAR” as the frequency of “Say-on-Pay” vote.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

The following is a discussion and analysis of the compensation arrangements that were in effect for the fiscal year ended June 30, 2017 for the named executive officers identified in the Summary Compensation Table that follows. This discussion should be read together with that table and the other compensation tables and related disclosures that follow.

Compensation Philosophy and Objectives

Our philosophy is to provide our named executive officers with compensation that will motivate and retain them, provide them with meaningful incentives to achieve and exceed short-term and long-term corporate objectives set by our Compensation Committee, and align their long-term interests with those of our shareholders.

Based on this philosophy, the compensation programs for our named executive officers are designed to achieve the following primary objectives:

•	establish a compensation structure that is competitive enough to attract, retain and motivate outstanding executive talent;

•
ensure that any cash incentive compensation programs for our named executive officers are aligned with our corporate strategies and business objectives by tying the potential payouts under such programs to the achievement of key strategic, financial and operational goals; and

•	utilize long-term equity awards to align interests between our named executive officers and shareholders.

Impact of 2014 Say-on-Pay Vote

In 2011, our shareholders voted in favor of holding a "say-on-pay" vote every three years. We held our last vote in 2014 and approximately 99.6% of the total votes cast on such proposal were in favor of the compensation of the named executive officers, as that compensation was disclosed in the Compensation Discussion and Analysis and the various compensation tables and narrative that appeared in the Company’s proxy statement dated October 6, 2014. Based on that high level of shareholder approval, the Compensation Committee decided not to make any material changes to the Company’s compensation philosophies, policies and practices for the fiscal year 2017 compensation of the named executive officers.

This year we will hold our second advisory vote on "say-on-pay" frequency and we are recommending that shareholders choose annual "say-on-pay" votes (see Proposal 4). Although we continue to believe that there are benefits to having less frequent advisory votes on executive compensation (including allowing the Company additional time to conduct a more detailed review of its pay practices in response to the outcome of shareholder advisory votes), we recognize that the widely adopted standard by similarly situated public companies is to hold “say-on-pay” votes annually. We also want to give our shareholders the opportunity to express their views on the compensation of our executive officers on an annual basis. In light of these developments, we are recommending that the advisory vote on executive compensation occur every year.

The Compensation Committee will continue to take into account future shareholder advisory votes on executive compensation and other relevant market developments affecting executive officer compensation in order to determine whether any subsequent changes to the Company’s executive compensation programs and policies would be warranted to reflect any shareholder concerns reflected in those advisory votes or to address market developments.

Compensation Decision-Making Process

The Compensation Committee meets on a regular schedule throughout the year to manage our compensation program.  The Compensation Committee reviews the principle components of compensation for our executive officers on an annual basis, typically at its first meeting in the calendar year.  As part of that review process, the Compensation Committee reviews and may adjust the base salaries of our named executive officers.  The Compensation Committee also establishes the cash bonus plan for the year and determines the cash bonuses payable to our named executive officers for the preceding year based on achievement of the pre-specified performance goals for that prior year and grants equity awards to our named executive officers to ensure their interests are aligned with shareholders and for retention.

In setting executive compensation, the Compensation Committee takes into account a number of factors, including the nature and scope of the named executive officer's responsibilities, his or her individual performance level and contribution to the achievement of our corporate objectives, the experience level of the executive, the recommendations of our Chief Executive Officer for each individual's compensation package (other than his own) and the compensation trends in the industry.

Role of Compensation Consultant. The Compensation Committee retained Compensia to advise the committee on the compensation for executive officers and other senior officers for fiscal year 2017. In November 2016, Compensia proposed and the Compensation Committee accepted a revised peer group of companies to remove certain companies that had been acquired and add additional companies based on revenue and market cap of the companies; the peer group was used primarily in connection with a review of competitive compensation for our chief executive officer and chief financial officer. The peer group for fiscal year 2017 was comprised of the following companies:

Applied Micro Circuits	Intersil	NeoPhotonics
Diodes	IXYS	Power Integrations
DSP Group	Lattice Semiconductor	Semtech
Exar	M/A-COM Technology Solution	Sigma Designs
Inphi	Maxlinear
Integrated Device Tech	Monolithic Power Systems

In December 2016, Compensia provided the Compensation Committee with compensation data based on the peer group companies (for our chief executive officer and our chief financial officer) and Radford survey data for companies with revenues in the range of $200 million to $500 million (for all officers), and analysis with respect to market positioning and the cost to bring the compensation of our executive officers to various levels of market. In January 2017, Compensia provided a more comprehensive analysis of, and recommendation for, the total compensation for our chief executive officer which was used in establishing his equity awards granted in March 2017.

Our Compensation Committee reviewed and considered such data but relied on its own judgment and experience in establishing and adjusting executive compensation for fiscal year 2017.

For a discussion of the specific responsibilities of our Compensation Committee, see "Board of Directors and Committees of the Board - Committees of the Board of Directors - Compensation Committee” above.

Role of Management.  Our Chief Executive Officer, with input from our Vice President of Human Resources, provides our Compensation Committee with his recommendations as to the base salary, cash bonus potential and long-term equity incentive award for each of our named executive officers other than himself based on that officer's level of responsibility, individual performance and contribution to the attainment of our strategic corporate objectives and market data. Our Compensation Committee takes the Chief Executive Officer's recommendations into consideration in setting named executive officer compensation, but retains complete discretionary authority to make all compensation-related decisions for our named executive officers.  Our Compensation Committee makes its compensation decisions with respect to the Chief Executive Officer on the basis of relevant market data furnished by Compensia and its subjective assessment of his individual performance and contributions to our overall corporate performance. Any decisions regarding our Chief Executive Officer's compensation are made without him present.

Compensation Structure

Elements of Compensation

We utilize three main components in structuring compensation programs for our named executive officers:

•
Base salary, which is the only fixed compensation element in our executive compensation program and is primarily used to recruit and retain executive talent and provide an element of economic security from year to year;

•	Performance-based cash bonuses that are primarily designed to reward achievement of financial and operational goals; and

•	Equity incentive awards designed to ensure long-term retention of our executive talent and align their interests with those of our shareholders.

We view each component of compensation as related but distinct. It is the practice of our Compensation Committee to allocate a substantial portion of each named executive officer's total compensation to performance and long-term incentive compensation as a result of the philosophy described above. There is no pre-established policy for the allocation of compensation between cash and non-cash components or between short-term and long-term components, and there are no pre-established ratios between the compensation of our Chief Executive Officer and that of the other named executive officers. Instead, our Compensation Committee determines the compensation of each named executive officer based on its review of the market data provided by Compensia, its subjective analysis of that individual's performance and contribution to our financial performance and the other factors identified in the Compensation Decision-Making Process section above to determine the appropriate level and balance of total compensation.  We believe that this approach allows us to tailor compensation for each named executive officer to attract, retain and motivate that executive officer within the parameters of our compensation philosophy.

Base Salaries

Base salaries are set at levels that are intended to recognize the experience, skills, knowledge and responsibilities required of all our named executive officers.  Each named executive officer's base salary level is typically reviewed on an annual basis and adjustments may be made to the individual's base salary on the basis of his or her level of performance, the overall performance of the Company and the various compensation trends in our industry.

In February 2016, the Compensation Committee approved salary adjustments of 3% over the fiscal year 2016 salaries for each named executive officer (except that Mr. Liang’s base salary was increased by 5.9% in an effort to bring his salary closer to market). The base salaries for the named executive officers effective July 1, 2016 were as follows:

Named Executive Officer	Annual Base Salary
Mike F. Chang	$427,693
Yifan Liang	$295,000
Yueh-Se Ho	$292,632
Daniel Kuang Ming Chang	$267,800

Performance-Based Bonuses

Our named executive officers are eligible to receive a bonus under our annual Executive Incentive Plan.  Each year, our Compensation Committee establishes the performance objectives to be attained and the target bonuses payable based on the level of attainment of the specified goals.  Historically, the bonus has been determined on a fiscal year basis with performance goals based on the Company’s annual operating plan which is established on a calendar year basis; as a result, the performance goals under the Executive Incentive Plan for a fiscal year were based on the Company’s annual operating plan for the two calendar years that spanned the fiscal year. In June 2015, the Compensation Committee determined that the Executive Incentive Plan should be on a calendar year basis to better align the plan with the Company’s annual operating plan.

In February 2016, the Compensation Committee established the Executive Incentive Plan for calendar year 2016. The aggregate amount of the award was to be determined based on the level of attainment of a range of non-GAAP operating income and a multiplier based on revenue for the year. The non-GAAP operating income goal ranged from $9 million at threshold bonus, $21 million at target bonus and $30 million at maximum bonus.  The revenue multiplier ranged from 0.8 at threshold revenue of $328.5 million, 1.0 at target revenue of $365 million and 1.1 at maximum revenue of $380 million. The specified minimum amount of each of the non-GAAP operating income and revenue goals had to be achieved before payment of an award under the plan was earned.

The actual aggregate amount of the award earned by a named executive officer for the year ranged from $0 to the maximum amount established for that officer (as a percentage of base salary at the time of payment as specified below) depending on the level of attainment of the performance goals. The amount of any earned bonus award was payable in a combination of cash and restricted stock units covering our common shares as determined by the Compensation Committee.

The threshold, target and maximum bonuses payable to each of our named executive officers for calendar year 2016 based on level of attainment of the performance goals were as follows:

	Threshold Bonus	Target Bonus	Maximum Bonus
Named Executive Officer	% of Base Salary	% of Base Salary	% of Base Salary
Mike F. Chang	20%	100%	220%
Yifan Liang	12%	60%	132%
Yueh-Se Ho	12%	60%	132%
Daniel Kuang Ming Chang	10%	50%	110%

Based on calendar year 2016, non-GAAP operating income of $14.3 million and revenue of $366.4 million (resulting in a multiplier of 1.0), the Compensation approved bonuses for calendar year 2016 as follows:

Named Executive Officer	Target Bonus $	Actual Bonus $*
Mike F. Chang	427,693	160,385
Yifan Liang	177,000	81,125
Yueh-Se Ho	175,579	80,474
Daniel Kuang Ming Chang	133,900	56,908

* The bonuses were paid in March 2017.

Equity Compensation Plans

Our equity award program is the primary vehicle for offering long-term incentives to our named executive officers and providing an inducement for long-term retention. Equity compensation represents a significant component of the total compensation package we provide to each of our named executive officers.  We believe this weighting is appropriate because it aligns the interests of our named executive officers with those of our shareholders and focuses their attention on the creation of shareholder value in the form of stock price appreciation. The Compensation Committee may use both stock options and restricted stock units as part of the Company’s long-term incentive program for named executive officers although in recent years, only restricted stock units (that vest based on continued service) have been awarded to the named executive officers. For fiscal year 2017, the Compensation Committee introduced performance-based restricted stock units that vest based on the level of attainment of Company performance goals. The Company believes that there are several advantages of using restricted stock units including ongoing concerns over the dilutive effect of option grants on the Company’s outstanding shares, the Company’s desire to have a more direct correlation between the compensation expense it must record for financial accounting purposes and the actual value delivered to executive officers, and the fact that the incentive and retention value of a restricted stock unit award is less affected by market volatility than stock options.  We believe that the equity-based compensation provides our named executive officers with a direct interest in our long-term performance and creates an ownership culture that establishes a mutuality of interests between our named executive officers and our shareholders.

Our Compensation Committee reviews our equity compensation program annually and may, at its discretion, grant additional equity awards to existing named executive officers consistent with our named executive officer compensation objectives.  In determining the size of those additional grants, our Compensation Committee typically takes into account the recommendations of our Chief Executive Officer, data provided by (and recommendation of) Compensia and its own subjective assessment of the named executive officer’s performance and the retention value of his or her existing equity awards.

All stock options to our employees, including executive officers, and to our directors are granted at the closing price of our common stock as reported on the NASDAQ Global Select Market on the date of grant.

Fiscal Year 2017 Grants: On March 1, 2017, the Compensation Committee authorized, effective as of March 15, 2017, the grant of restricted stock units to each of our named executive officers for the number of our common shares allocated between time-based restricted stock units and performance-based restricted stock units as indicated below.

Named Executive Officer	Time-Based Restricted Stock Units (Shares)	Performance -Based Restricted Stock Unit (Target Shares)
Mike F. Chang	70,000	63,000

Yifan Liang	25,000	10,000

Yueh-Se Ho	12,500	12,500

Daniel Kuang Ming Chang	12,000	10,000
The increased size of the aggregate award for our chief executive officer was in recognition of the significant improvement in the Company’s financial performance and an effort to bring his compensation closer to market. In addition, the Compensation Committee deemed it appropriate to subject a significant portion of each named executive officer’s awards to performance-based vesting in order to incentivize each officer to contribute to long-term Company performance and further alignment with shareholder interest.

Each time-based restricted stock unit entitles the holder to receive one common share following vesting. Each such award will vest 25% annually upon completion of each year of service measured from March 15, 2017 over a four-year period. Each performance-based restricted stock unit award will vest based on the level of attainment of specified earnings per share and revenue goals over the period January 1, 2017 to December 31, 2017 and continued service over a four-year period measured from March 15, 2017.

For more information concerning the restricted stock unit awards we granted to our named executive officers in 2017, please see “Grants of Plan-Based Awards 2017” below.

A subcommittee comprised of our Chief Executive Officer and Chief Financial Officer is authorized to grant stock options and restricted stock unit awards to newly-hired employees, other than executive officers, within prescribed limits specified by position and location of the employee pursuant to authority delegated to the subcommittee by the Board of Directors.  These grants are generally made on the 15th day of each month.

Termination and Change in Control Benefits

We have entered into an employment agreement with our Chief Executive Officer which sets forth certain terms and conditions governing his period of continued employment with us including certain benefits to which he would become entitled were his employment to be terminated involuntarily.  In addition, we have entered into retention agreements with each of our named executive officers pursuant to which such officers are entitled to certain severance benefits upon an involuntary termination of employment.  The employment agreement and retention agreements are summarized below in the section of this proxy entitled “Agreements Regarding Employment, Change in Control and Termination of Employment”.

Pursuant to his employment agreement, Dr. Chang's severance will depend upon whether the involuntary termination occurs in connection with a change in control.  If his employment is terminated by the Company (without cause) or he resigns for good reason within 12 months following a change in control, Dr. Chang will be entitled to (i) continued payment of base salary and health care coverage for a period of 24 months and (ii) full vesting acceleration of his outstanding equity awards.  In the case of such involuntary termination other than during the 12 months following a change in control, he will be entitled to continued payment of base salary and health care coverage for a period of 12 months and no accelerated vesting of his outstanding unvested equity awards.

Under the retention agreements, the named executive officer's severance will depend upon whether the involuntary termination occurs in connection with a change in control.  If such officer's employment is terminated by the Company (without cause) or he resigns for good reason within 12 months following a change in control, he will be entitled to (i) continued payment of base salary and health care coverage for a period of 6 months and (ii) vesting acceleration of his outstanding equity awards with respect to that number of shares in which he would have vested had he remained employed for an additional 12 months.  In the case of such involuntary termination other than during the 12 months following a change in control, he will be entitled to continued payment of base salary and health care coverage for a period of 6 months and no accelerated vesting of his outstanding unvested equity awards.

The severance benefits that we have provided in connection with a change in control situation are designed to serve two primary purposes: (i) encourage our named executive officers to remain our employee in the event of an actual or potential change in control transaction and (ii) align the interests of the named executive officers with those of the shareholders by enabling the named executive officers to consider acquisition transactions that are in the best interests of the shareholders and provide opportunities for the creation of substantial shareholder value without undue concern over whether those transactions may jeopardize their employment or their existing compensation arrangements.  Our Compensation Committee also believes that the severance benefits payable on an involuntary termination in the absence of a change in ownership serve as an important recruitment and retention tool that allows us to remain competitive in attracting and retaining executive talent.

Pursuant to the terms of our equity plans, outstanding options and time-based restricted stock units awards held by our named executive officers and our other employees will accelerate upon a change in control unless those options or awards are assumed or otherwise replaced by the acquiring entity. The performance-based restricted stock units awards will convert into the right to receive 50% of the target number of shares or the actual number of shares based on level of attainment of performance goals depending on when the change in control occurs and will be paid out at the time of accelerated upon the change in control unless those awards are assumed or otherwise replaced by the acquiring entity. The Compensation Committee believes that accelerated vesting under such a limited circumstance is appropriate because it protects a significant component of the named executive officer's total compensation in the event those options and awards would otherwise terminate in the acquisition and allows our named executive officers to remain focused on the Company's business without undue concern over this significant component of their compensation package should the Company become an acquisition target in a transaction in which the outstanding equity awards would not be assumed or replaced.

Our severance and change of control provisions for the named executive officers are discussed in more detail in "Potential Payments upon Termination of Employment" below.

Benefits and Other Compensation

We maintain broad-based employee benefit plans, which are provided to all eligible employees, including our named executive officers.  These plans provide group medical and dental coverage, life insurance, disability insurance, flexible spending accounts and a 401(k) savings program for our employees based in the United States.  We also offer bonuses for patented inventions, authoring technical articles and making technical presentations at major symposiums; our named executive officers are eligible to receive bonuses under these programs on the same basis as our other employees.

We believe these benefits are consistent with the benefits offered by companies with which we compete for employees and are necessary to attract and retain qualified employees.

Perquisites

We believe that cash and equity compensation are the key components needed to attract and retain our executive management.  As a result, we do not provide any substantial perquisites to our named executive officers.

Risk Assessment

The Compensation Committee believes the various components of the total compensation package of our named executive officers, as discussed above, are appropriately balanced so as to avoid any excessive risk taking by such individuals.  First, long-term equity awards tied to the market price of our common shares represent a significant component of executive officer compensation and promote a commonality of interest between the executive officers and our shareholders in increasing shareholder value.  In addition, at least a portion of the equity component is in the form of restricted stock units.  The use of such restricted stock units mitigates the potential risk that stock options pose in encouraging risk taking in the short term.  Restricted stock units provide varying levels of compensation as the market price of the Company’s common shares fluctuates over time and are less likely to contribute to excessive risk taking.  Furthermore, equity awards generally will vest over a period of years, and that vesting element encourages the award recipients to focus on sustaining our long-term performance.

Secondly, under the annual executive incentive bonus program, an individual target bonus amount is established for each named executive officer at each level of potential goal attainment.  Accordingly, at all levels of performance goal attainment, there are limits in place for the potential bonus payout.  In addition, a maximum bonus amount is established for each participant such that no participant may earn more than a fixed percentage of his base salary.

Accordingly, our overall compensation structure is not overly-weighted toward short-term incentives, and the Compensation Committee has taken what it believes are reasonable steps to protect against the potential of disproportionately large short-term incentives that might encourage excessive risk taking.

Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for certain compensation in excess of $1 million per year paid by a publicly held company to certain named executive officers.  Compensation that qualifies as performance-based for purposes of Section 162(m) is not subject to such deduction limitation, provided certain specified requirements are met. In addition, “grandfather” provisions may apply to certain compensation arrangements that were entered into by a company before it was publicly held and certain compensation arrangements and awards that are made during a specified period following the date the company becomes publicly held.

Non-performance-based compensation paid to our executive officers for fiscal year 2017 did not exceed the $1 million limit per covered officer.  The restricted stock units awarded to our named executive officer in fiscal year 2017 will not qualify as performance-based compensation. In addition, the bonuses provided to our named executive officers under the annual cash incentive program will not qualify as performance-based compensation for purposes of Section 162(m). However, we believe that in establishing the cash and equity incentive compensation programs for our executive officers, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor.  Accordingly, our Compensation Committee may provide one or more named executive officers with the opportunity to earn incentive compensation, whether through cash incentive programs or equity incentive programs, which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code.

Summary Compensation Table

The following table provides information regarding the compensation paid during our fiscal year ended June 30, 2017 to our principal executive officer, the individual who served as our principal financial officers and our three other executive officers with aggregate compensation in excess of $100,000.  We refer to these individuals as our named executive officers.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (2)	Total ($)
Mike F. Chang	2017	427,501	—	2,338,140	—	160,385	1,551	2,927,577
Chairman of the Board and Chief Executive Officer	2016	415,236	—	462,045	—	—	1,902	879,183
	2015	415,190	—	346,320	—	—	1,369	762,879

Yifan Liang	2017	294,747	—	615,300	—	81,125	2,352	993,524
Chief Financial Officer and Corporate Secretary	2016	278,545	—	262,419	—	—	1,902	542,866
	2015	269,908	10,000	240,140	44,150	—	1,369	565,567

Yueh-Se Ho	2017	292,501	—	439,500	—	80,474	4,088	816,563
Director and Chief Operating Officer	2016	284,109	—	260,150	—	—	6,761	551,020
	2015	284,077	—	204,240	—	—	7,459	495,776

Daniel Kuang Ming Chang (3)	2017	267,680	—	386,760	—	56,908	3,451	714,799
Senior Vice President of Marketing	2016	256,831	—	254,861	—	—	2,089	513,781
	2015	—	—	—	—	—	—	—

(1)
The amounts shown do not reflect compensation actually received by the named executive officer. Instead the dollar value shown represents the grant date fair value of the award determined in accordance with FASB ASC Topic 718 without taking into account any estimated forfeitures related to service vesting conditions. For assumptions used in determining such grant date fair value, see Note 8 to the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2017, as filed with the Securities Exchange Commission on September 5, 2017. For time-based restricted stock unit awards, the grant date fair value was determined using the closing share price of the Company’s common shares on the date of grant. For the performance-based restricted stock unit awards, the grant-date fair value is calculated based on the probable outcome of the attainment of the respective pre-established performance objectives as of the grant date at target attainment (which is the maximum level of attainment)
.

(2)	Except as otherwise disclosed in the footnotes below, represents bonuses paid under our inventions and publication bonus program, and other de minimus compensation.

(3)	Mr. Daniel Chang was appointed as Senior Vice President of marketing, an executive officer starting August 5, 2015.

Grants of Plan-Based Awards 2017

The following table sets forth information concerning each grant of an award made to a named executive officer during the fiscal year ended June 30, 2017 to our named executive officers under a compensation plan:

			Potential Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Award (2)		All Other RSUs Number of Securities Underlying Awards (#) (3)	Grant Date Fair Value of Options and RSUs ($)(4)
Name	Grant Date	Approval Date	Minimum ($)	Target ($)	Maximum ($)	Minimum ($)	Target ($)
Mike F. Chang	N/A	N/A	88,105	440,524	969,153			—	—
	3/15/2017	3/1/2017	—	—	—	15,750	63,000		1,107,540
	3/15/2017	3/1/2017						70,000	1,230,600

Yifan Liang	N/A	N/A	37,440	187,200	411,840			—	—
	3/15/2017	3/1/2017	—	—	—	2,500	10,000		175,800
	3/15/2017	3/1/2017						25,000	439,500

Yueh-Se Ho	N/A	N/A	36,169	180,847	397,863			—	—
	3/15/2017	3/1/2017	—	—	—	3,125	12,500		219,750
	3/15/2017	3/1/2017						12,500	219,750

Daniel Kuang Ming Chang	N/A	N/A	33,100	165,500	364,101			—	—
	3/15/2017	3/1/2017	—	—	—	2,500	10,000		175,800
	3/15/2017	3/1/2017						12,000	210,960

(1)
Reflects potential payouts under the annual bonus program tied to attainment of Company performance goals. The actual payout is reported in the Non-Equity Incentive Compensation column in the Summary Compensation Table.

(2)
Each named executive officer was granted performance based restricted stock units under our 2009 Share Option/Share Issuance Plan covering the target number of shares specified in the table which represents the maximum number of shares that may be earned under the award. The actual number that may vest will be based on the level of achievement of a performance goal based on earnings per share and revenue measured over the 2017 calendar year period and continued service through March 15, 2021. The minimum number of shares that can be earned under the awards assumes that each goal is attained at or higher than the threshold level; attainment of either goal at lower than the threshold will result in no payout. Such awards are also subject to accelerated vesting in the event of a change in control of our company as further described in “Agreements Regarding Employment, Change in Control and Termination of Employment.”

(3)
Each restricted stock unit award was granted under our 2009 Share Option/Share Issuance Plan. The units vest annually over a four-year period of service measured from March 15, 2017. Such units are also subject to accelerated vesting in the event of a change in control of our company as further described in “Agreements Regarding Employment, Change in Control and Termination of Employment.”

(4)
Reflects the grant-date fair value of the restricted stock unit awards as calculated in accordance with FASB ASC Topic 718 without taking into account any estimated forfeitures related to service vesting conditions. For assumptions used in determining such grant date fair value, see Note 8 to the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2017, as filed with the Securities Exchange Commission on September 5, 2017. For the performance-based restricted stock unit awards, the grant-date fair value is calculated based on the probable outcome of the attainment of the pre-established performance objectives as of the grant date at target attainment (which is the maximum level of attainment).
.

Outstanding Equity Awards at June 30, 2017

The following table sets forth information regarding equity awards held by the named executive officers as of June 30, 2017, the close of our 2017 fiscal year.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)		Market Value of Units of Stock That Have Not Vested ($)	Equity Inventive Awards Number of Units of Stock That Have Not Vested (#)		Equity Incentive Awards Market Value of Units of Stock That Have Not Vested ($)
Mike F. Chang	125,000		—		18.00	4/27/2020	—		—	—		—
	94,000		—		12.68	3/6/2021	—		—	—		—
	56,400	(2)	—		9.90	4/25/2022	—		—	—		—
	56,400		—		8.45	2/13/2023	—		—	—		—
	146,250		33,750	(3)	7.44	3/16/2024	—		—	—		—
	—		—		—	—	70,000	(4)	1,166,900	63,000	(5)	1,050,210
	—		—		—	—	3,750	(6)	62,513	—		—
	—		—		—	—	19,500	(7)	325,065	—		—
	—		—		—	—	29,619	(8)	493,749	—		—
Total	478,050		33,750		—	—	122,869		2,048,227	63,000		1,050,210

Yifan Liang	15,000		—		18.00	4/27/2020	—		—	—		—
	11,000		—		12.68	3/6/2021	—		—	—		—
	6,600	(2)	—		9.90	4/25/2022	—		—	—		—
	6,600		—		8.45	2/13/2023	—		—	—		—
	56,875		13,125	(3)	7.44	3/16/2024	25,000	(4)	416,750	10,000	(5)	166,700
	7,083		2,917	(3)	9.07	8/14/2024	1,750	(6)	29,173	—		—
	—		—		—	—	1,000	(9)	16,670	—		—
	—		—		—	—	12,500	(7)	208,375	—		—
	—		—		—	—	16,822	(8)	280,423	—		—
Total	103,158		16,042		—	—	57,072		951,391	10,000		166,700

Yueh-So Ho	2,550		—		8.45	2/13/2023				—		—
	16,667		15,000	(3)	7.44	3/16/2024	12,500	(4)	208,375	12,500	(5)	208,375
	—		—		—	—	2,250	(6)	37,508	—		—
	—		—		—	—	11,500	(7)	191,705	—		—
	—		—		—	—	16,677	(8)	278,006	—		—
Total	19,217		15,000		—	—	42,927		715,594	12,500		208,375

Daniel Kuang Ming Chang	10,000		—		14.14	6/27/2020	—		—	—		—
	2,917		6,563	(3)	7.44	3/16/2024	12,000	(4)	200,040	10,000	(5)	166,700
	—		—		—	—	1,000	(6)	16,670	—		—
	—		—		—	—	9,500	(7)	158,365	—		—
	—		—		—	—	16,338	(8)	272,354	—		—
Total	12,917		6,563		—	—	38,838		647,429	10,000		166,700

(1)
Each stock option was granted pursuant to one of our stock option/stock issuance plans for employees and other service providers. Unless described otherwise in the footnotes below, each option becomes exercisable over a five-year period, with 20% of the shares to become exercisable upon completion of one year of service measured from the vesting commencement date and the balance to become exercisable in 48 successive equal monthly installments upon the completion of each additional month of service thereafter.

(2)	This option becomes exercisable over forty-eight (48) successive equal monthly installments upon the optionee’s completion of each month of service measured from the vesting commencement date.

(3)
This option becomes exercisable over a four-year period, with 25% of the shares to become exercisable upon completion of one year of service measured from the vesting commencement date and the balance to become exercisable in 36 successive equal monthly installments upon the completion of each additional month of service thereafter.

(4)
This restricted stock unit award vests in a series of four (4) successive equal annual installments upon the individual’s completion of each year of service measured from the award date on March 15, 2017.

(5)
This performance-based restricted stock unit award vests in a series of four (4) successive equal annual installments upon the individual’s completion of each year of service measured from March 15, 2017 with the number of units based on the level of attainment of performance goals over the calendar year 2017.

(6)
This restricted stock unit award was granted on March 17, 2014 and vests in a series of four (4) successive equal annual installments upon the individual's completion of each year of service measured from March 15, 2014.

(7)
This restricted stock unit award vests in a series of four (4) successive equal annual installments upon the individual’s completion of each year of service measured from the award date on March 16, 2015.

(8)
This restricted stock unit award vests in a series of four (4) successive equal annual installments upon the individual’s completion of each year of service measured from the award date on March 15, 2016.

(9)
This restricted stock unit award vests in a series of four (4) successive equal annual installments upon the individual’s completion of each year of service measured from the award date on August 15, 2014.

Option Exercises and Shares Vested

The following table provides information regarding option exercises and vesting of awards held by the named executive officers during the fiscal year ended June 30, 2017.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Mike F. Chang	—	—	26,506	478,198

Yifan Liang	20,000	77,948	14,474	256,759

Yueh-Se Ho	245,583	1,873,529	14,692	262,708

Daniel Kuang Ming Chang	31,875	318,423	11,779	209,352

Pension Benefits and Nonqualified Deferred Compensation

We do not provide a pension plan for our named executive officers, and none of our named executive officers participated in a nonqualified deferred compensation plan during the fiscal year ended June 30, 2017.

Agreements Regarding Employment, Change in Control and Termination of Employment

Employment Agreement and Retention Agreements

We have entered into an employment agreement with Dr. Chang and retention agreements with each of our other named executive officers.

Pursuant to his April 28, 2010 employment agreement, Dr. Chang is entitled to a base salary of $325,000 per year. His base salary is subject to annual review and may be adjusted by our Compensation Committee at its discretion and is currently $427,693. In addition, Dr. Chang is eligible to receive a cash bonus in an amount determined by our Compensation Committee based on attainment of specified performance goals. Dr. Chang is also entitled to participate in the benefit plans generally available to our employees, such as group health care coverage and 401(k) plan participation.

 Under the terms of his employment agreement, should Dr. Chang's employment be involuntarily terminated by us without cause or by him for good reason at any time other than during the 12 months following a change in control of the Company, he will be entitled to receive (i) continued base salary for a period of 12 months and (ii) continued health care coverage for himself and his eligible dependents for a period of 12 months. Should Dr. Chang's employment be involuntarily terminated by us without cause or by him for good reason within 12 months following a change in control of the Company, he will be entitled to receive (i) continued base salary for a period of 24 months, (ii) continued health care coverage for himself and his eligible dependents for a period of 24 months, and (iii) accelerated vesting of his then unvested equity awards.

Pursuant to the retention agreements, each of our other named executive officers is entitled to receive severance payments and benefits upon an involuntary termination of his or her employment. Should the named executive officer's employment be involuntarily terminated by us without cause or by him or her for good reason at any time other than during the 12 months following a change in control of the Company, he or she will be entitled to receive (i) continued base salary for a period of 6 months, and (ii) continued health care coverage for himself and his eligible dependents for a period of 6 months. In the event that such involuntary termination occurs within 12 months following a change in control of the Company, then the named executive officer will be entitled to receive (i) continued base salary for a period of 6 months, (ii) continued health care coverage for himself/herself and his/her eligible dependents for a period of 6 months and (iii), each outstanding unvested equity award held by the terminated executive officer will accelerate with respect to that number of shares that would have vested had the officer remained in service for an additional 12 months.

 If any payment or benefit in connection with a change in control or the subsequent termination of Dr. Chang's or a named executive officer's employment would be subject to an excise tax under Section 280G of the Internal Revenue Code, then such payment of benefit will be reduced to the extent necessary to maximize his net after tax benefits.

 As a condition to the severance payments and benefits, each named executive officer (including Dr. Chang) must deliver a general release of all claims against us and our affiliates. In addition, severance benefits are conditioned on the executive's continued compliance with non-compete and non-solicitation restrictive covenants for the severance period.

 For purposes of Dr. Chang's employment agreement and the retention agreements with our named executive officers, the following definitions will be in effect:

A change in control will be deemed to occur upon (i) a merger, consolidation or other reorganization approved by our shareholders, unless our shareholders continue to own more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation; (ii) a sale of all or substantially all of our assets; or (iii) the acquisition by any person or related group of persons of more than fifty percent (50%) of the total combined voting power of our outstanding securities.

 A resignation for good reason will be deemed to occur should the individual resign from his employment with us for any of the following reasons during the applicable change in control protection period: (i) a material diminution in his authorities, duties or responsibilities; (ii) a reduction in his base compensation; (iii) a material relocation of his existing work site; or (iv) any material breach by us of any provision of any agreement we have with such individual.

An individual's employment will be deemed to have been terminated for cause if such termination occurs by reason of: (i) the commission of any act of fraud, embezzlement or dishonesty by the individual or his conviction of a felony, (ii) any unauthorized use or disclosure by the individual of confidential information or trade secrets of the Company (or any parent or subsidiary), (iii) any other misconduct by the individual adversely affecting the business or affairs of the Company in a material manner, (iv) the individual's failure to cure any breach of his obligations under certain agreements with the Company, or (v) the individual's breach of any of his fiduciary duties as an officer or director of the Company.

Option and Restricted Stock Unit Acceleration

The options and time-based restricted stock units awards granted to our named executive officers under our various equity plans will each vest on an accelerated basis as to all the shares in the event those options or awards are not assumed or otherwise replaced in connection with certain changes in control or ownership of the Company. In the event of such changes, the performance-based restricted stock units will convert into (i) the right to receive 50% of the number of target shares subject to the award in the event such change occurs prior to completion of the performance period and (ii) the right to receive the number of shares based on actual performance if such change occurs after completion of the performance period, subject in each case to continued service requirements; such shares will vest on an accelerated basis in the event those awards are not assumed or otherwise continued or replaced in connection with the change in control or ownership. The table below sets forth the intrinsic value of the options and the restricted stock unit awards held by each named executive officer that would accelerate in full (in accordance with the terms of the equity plans governing those options and awards) upon a change in control or ownership in which those options or awards and restricted stock units were not assumed or replaced had such change in control or ownership occurred on June 30, 2017:

Named Executive Officer	Intrinsic Value of Accelerated Options (1)	Intrinsic Value of Accelerated RSUs (2)
Mike F. Chang	$311,513	$2,573,331
Yifan Liang	$143,312	$1,034,740
Yueh-Se Ho	$138,450	$819,781
Daniel Kuang Ming Chang	$60,576	$730,779

(1)
Such intrinsic value is determined by multiplying (A) the amount by which the fair market value per common share on June 30, 2017 ($16.67 per share) exceeded the exercise price per share in effect under each option by (B) the number of unvested shares that would vest on an accelerated basis under such option.

(2)
Such value is determined by multiplying (A) the fair market value per common share on June 30, 2017 ($16.67 per share) by (B) the number of unvested shares that would vest on an accelerated basis under such award.

Potential Payments upon Termination of Employment

Termination in Absence of Change in Control. The following table provides the total dollar value of the compensation that each named executive officer would have been entitled to receive had his employment been terminated without cause or he had resigned for good reason on June 30, 2017 in the absence of a change in control of the Company:

Named Executive Officer	Cash Severance	Health Benefits (1)	Total
Mike F. Chang	$427,693	$15,983	$443,676
Yifan Liang	$147,500	$10,719	$158,219
Yueh-Se Ho	$146,316	$7,991	$154,307
Daniel Kuang Ming Chang	$133,900	$7,991	$141,891

(1)
Represents the aggregate full premium payments that would be required to be paid on behalf of each named executive officer to provide continued health insurance coverage under COBRA (based on the executive's health insurance coverage as of June 30, 2017) for the maximum period available to the executive.

Termination in Connection with Change in Control. The following table provides the total dollar value of the compensation that each named executive officer would be entitled to receive if his or her employment was terminated without cause or he or she resigned for good reason on June 30, 2017 in connection with a change in control of the Company in which the outstanding awards are assumed, replaced or otherwise continued. If the outstanding awards are not assumed, replaced or otherwise continued in effect, then those awards will accelerate in whole or in part of at the time of the change in control and the value of the acceleration will instead be as set forth in the table above titled:" Option and Restricted Stock Unit Acceleration".

Named Executive Officer	Cash Severance	Health Benefits (1)	Accelerated Vesting of Options (2)	Accelerated Vesting of Restricted Stock units (3)	Total
Mike F. Chang	$855,386	$31,966	$311,513	$2,573,331	$3,772,196

Yifan Liang	$147,500	$10,719	$140,144	$360,193	$658,556

Yueh-Se Ho	$146,316	$7,991	$138,450	$304,165	$596,922

Daniel Kuang Ming Chang	$133,900	$7,991	$60,576	$257,481	$459,948

(1)
Represents the aggregate full premium payments that would be required to be paid on behalf of each named executive officer to provide continued health insurance coverage under COBRA (based on the executive's health insurance coverage as of June 30, 2017) for the maximum period available to the executive.

(2)
Represents the intrinsic value of the stock options that would vest on an accelerated basis in connection with such termination. Such intrinsic value is determined by multiplying (A) the amount by which the fair market value per common share on June 30, 2017 ($16.67 per share) exceeded the exercise price per share in effect under each option by (B) the number of unvested shares that vest on an accelerated basis under such option.

(3)
Represents the value of restricted stock units that would vest on an accelerated basis in connection with such termination. The value is determined by multiplying (A) the number of unvested units that would vest on an accelerated basis under the award by (B) the fair market value per common share on June 30, 2017 ($16.67 per share).

COMPENSATION COMMITTEE REPORT

The information contained in the Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, except to the extent that the company specifically incorporates the information by reference in such filing.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the members of the Compensation Committee of our Board of Directors:

Mr. Michael J. Salameh, Chairman
Mr. Lucas S. Chang
Mr. Robert I. Chen
Dr. King Owyang

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of June 30, 2017 with respect to the Company’s common shares that may be issued under the Company’s existing equity compensation plans. There are no outstanding options that the Company has assumed in connection with its acquisition of other companies, and there are currently no assumed plans under which the Company can grant options.

	Column (A)		Column (B)		Column (C)
	Number of				Number of
	Securities to be				Securities
	Issued Upon				Remaining Available
	Exercise of		Weighted		for Future Issuance
	Outstanding		Average		Under Equity
	Options,		Exercise		Compensation Plans
	Restricted Stock		Price of		(Excluding
	Units and Other		Outstanding		Securities Reflected
Plan Category	Rights		Options		in Column A)

Equity Compensation Plans Approved by Stockholders (1)	2,198,232	(2)(3)	10.98	(4)	3,117,352	(5)(6)

Equity Compensation Plans Not Approved by Stockholders	—		N/A		—

Total	2,198,232		10.98		3,117,352

(1)	Consists of the 2009 Share Option/Share Issuance Plan (“the 2009 Plan”) and the Employee Share Purchase Plan (“ESPP”) established in May 2010.

(2)
Includes 1,144,865 common shares subject to restricted stock unit awards or RSUs that will entitle the holder to one share for each unit that vests over the holder’s period of continued service with the Company.

(3)
Excludes purchase rights accruing under the Company’s ESPP with a shareholder-approved reserve of 600,000 shares subject to the annual increase discussed in note (6) below. Under the ESPP, each eligible employee may purchase up to 875 common shares at semi-annual intervals on the 14th of May and November each year at a purchase price per share equal to 85% of the lower of (i) the closing selling price per share on the employee’s entry date into the two-year offering period in which that semi-annual purchase date occurs or (ii) the closing selling price per share on the semi-annual purchase date.

(4)
The calculation does not take into account the 1,144,865 common shares subject to outstanding RSUs. Such shares will be issued at or following the time the RSUs vest, without any cash consideration payable for those shares.

(5)
Consists of shares available for future issuance under the ESPP and the 2009 Plan. As of June 30, 2017, 249,353 common shares were available for issuance under the ESPP, and 2,867,999 common shares were available for issuance under the 2009 Plan. The 2,867,999 shares available for issuance under the 2009 Plan may be issued upon the exercise of stock options or stock appreciation rights, or those shares may be issued as stock bonuses or pursuant to restricted stock awards or RSUs which vest upon the attainment of prescribed performance milestones or the completion of designated service periods.

(6)
The number of common shares available for issuance under the 2009 Share Option/Share Issuance Plan automatically increases in January each calendar year during the term of the 2009 Plan, by the lesser of 3% of the total number of common shares outstanding on the last trading day of December in the immediately preceding calendar year, or 750,000 shares. The number of common shares available for issuance under the ESPP established in May 2010 automatically increases in January of each calendar year during the term of the ESPP, by the lesser of 0.75% of the outstanding common shares on the last trading day of December in the immediately preceding calendar year, or 250,000 shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our common shares, as of September 26, 2017, by:

•	each of our directors and executive officers named in the Summary Compensation Table of the Executive Compensation of this Proxy Statement;

•	all current directors, director nominees and named executive officers as a group: and

•	each person known to us to own beneficially more than 5% of our common shares.

The calculations in the shareholder table below are based on 24,037,870 common shares outstanding as of September 26, 2017. Beneficial ownership is determined in accordance with the rules of the SEC. All common shares issuable upon exercise of outstanding options and vesting of restricted stock units within 60 days following September 26, 2017 are deemed to be beneficially owned by the shareholder holding such options or units for the purpose of computing the number of shares beneficially owned by such shareholder. They are not, however, deemed to be outstanding for the purpose of computing the percentage ownership of any other shareholder.

Except as described in the footnotes below, we believe each shareholder has sole voting and investment power with respect to the common shares indicated in the table as beneficially owned. Unless otherwise indicated in the footnotes below, the principal address of each of the shareholders below is: c/o Alpha and Omega Semiconductor Incorporated, 475 Oakmead Parkway, Sunnyvale, California 94085.

Name	Number of Shares Beneficially Owned	Percentage of Outstanding Shares
Directors and Executive Officers:
Mike F. Chang (1)	4,423,488	18.0%
Yifan Liang (2)	137,013	*
Yueh-Se Ho (3)	247,303	1.0%
Daniel Kuang Ming Chang (4)	25,227	*
Lucas S. Chang	4,513	*
Robert I. Chen	10,285	*
King Owyang (5)	28,635	*
Michael L. Pfeiffer (6)	23,010	*
Michael J. Salameh (7)	29,630	*
All Directors and Executive Officers as a group (8)		20.1%

5% Shareholders:
Dimensional Fund Advisors LP. (9)	1,959,788	8.2%
BlackRock, Inc. (10)	1,662,182	6.9%
JPMorgan Chase & Co.(11)	1,414,835	5.9%

*	Beneficially owns less than 1% of our outstanding common shares.

(1)	Includes 496,800 common shares subject to options exercisable within 60 days of September 26, 2017.

(2)	Includes 111,491 common shares subject to options exercisable within 60 days of September 26, 2017.

(3)	Includes 27,550 common shares subject to options exercisable within 60 days of September 26, 2017.

(4)	Includes 16,563 common shares subject to options exercisable within 60 days of September 26, 2017.

(5)	Includes 12,500 common shares subject to options exercisable within 60 days of September 26, 2017.

(6)	Includes 6,875 common shares subject to options exercisable within 60 days of September 26, 2017.

(7)	Includes 7,500 common shares subject to options exercisable within 60 days of September 26, 2017.

(8)	Includes 679,279 common shares subject to options exercisable within 60 days of September 26, 2017.

(9)
According to a Schedule 13G filed on February 9, 2017, Dimensional Fund Advisors LP (“Dimensional”), an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts. Dimensional has the sole power to vote or direct the vote of an aggregate of 1,899,352 common shares, and has the sole power to dispose or direct the disposition of an aggregate of 1,959,788 common shares. The principal business office of Dimensional is Building One, 6300 Bee Cave Rd., Austin, Texas, 78746.

(10)
According to a Schedule 13G filed on January 30, 2017, BlackRock, Inc. has the sole power to vote or direct the vote of an aggregate of 1,633,856 common shares, and has the sole power to dispose or direct the disposition of an aggregate of 1,662,182 common shares. The principal business office of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(11)
According to a Schedule 13G filed on January 26, 2017, JPMorgan Chase & Co. (“JPMorgan”), has the sole power to vote or direct the vote of an aggregate of 1,236,660 common shares, and has the sole power to dispose or direct the disposition of an aggregate of 1,414,835 common shares. The principal business office of JP Morgan is 270 Park Ave, New York, NY 10017.

None of our existing shareholders has different voting rights from other shareholders. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

RELATED PARTY TRANSACTIONS

Mr. Stephen Chang, who is a son of Dr. Mike Chang, our Chief Executive Officer and Chairman of the Board, was employed by the Company as Vice President of MOSFET Product Line since November 23, 2015.  He received a total of $206,517 as annual base salary for the fiscal year ended June 30, 2017.  In addition, Mr. Chang was awarded (i) cash bonus in the amount of $13,790; (ii) 7,500 restricted share units which will vest annually in equal installments over a four-year period commencing on March 15, 2017; and (ii) 7,500 performance-based restricted share units, which represents the right to receive a specified number of common shares upon the achievement of certain performance goals of the Company and subject to Mr. Chang's continuing service during the four-year period commencing on March 15, 2017.

Mr. David Chang, who is a son of Dr. Mike Chang, our Chief Executive Officer and Chairman of the Board, was employed by the Company as Senior CAD Engineer. During the fiscal year ended June 30, 2017, he received an annual base salary of $78,637; (ii) a cash bonus of $4,614; and (iii) 1,000 restricted share units which will vest annually in equal installments over a four-year period commencing on March 15, 2017.

Indemnification Arrangements

We have entered into indemnification agreements with our directors and executive officers that provide our directors and executive officers with additional protection regarding the scope of the indemnification set forth in our Bye-laws. Pursuant to these agreements, we will indemnify each such person (to the fullest extent permitted by Bermuda law) against all costs and expenses, including expense advances, incurred in connection with any claim by reason or arising out of any event or occurrence relating to the fact that such person is our director or executive officer or is serving at our request at another corporation or entity, or by reason of any activity or inactivity while serving in such capacity. However, we are not obligated to indemnify our directors or executive officers under these agreements if:

•	indemnification is prohibited by our Bye-laws or applicable law;

•	the action initiated by the person is not authorized by our Board of Directors; or

•	a court determines that the person did not act in good faith and in a manner that such officer or director reasonably believed to be in or not opposed to the best interests of the company.

Policies and Procedures

The Audit Committee of the Board of Directors is responsible for establishing policies and procedures for reviewing and approving all related party transactions as defined under Securities and Exchange Commission rules and regulations. The Audit Committee also adopted the Related Party Transactions Policy (the “Policy”) that sets forth the substantive and procedural requirements for approving related party transactions. The following provides a summary of the Policy.

The Policy provides that the Audit Committee is entrusted with the responsibility and authority to review “interested transaction,” the definition of which is materially consistent with the definition of “related party transactions” under SEC rules (the “Interested Transaction”). The Audit Committee shall review the material facts of all Interested Transactions that require the Audit Committee’s approval and either approve or disapprove of the entry into the Interested Transaction.

In determining whether to approve or ratify an Interested Transaction, the Audit Committee will take into account all factors that it deems appropriate, including whether the Interested Transaction is negotiated or consummated on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. The Policy also provides that no director shall participate in any discussion or approval of an Interested Transaction for which he or she is a related party, except that the director shall provide all material information concerning the Interested Transaction to the Audit Committee

The Policy provides a list of Interested Transactions that are deemed to be pre-approved by the Audit Committee such that no separate approval will be required by the Audit Committee, including:

•	Employment of executive officer if the compensation is approved by the Compensation Committee;

•	Compensation of directors that is consistent with the Company’s director compensation policies and required to be disclosed in the proxy statement;

•
Transaction with another company where the related party’s relationship is an employee (other than executive officer or director) or a stockholder, if the value of the transaction does not exceed the greater of $1,000,000 or 2% of such company’s annual revenue; and

•	Certain charitable contributions if the aggregate amount does not exceed $1,000,000 or 2% of the organization’s annual revenue.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended June 30, 2017. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, except to the extent that the company specifically incorporates the information by reference in such filing.

The Audit Committee is currently comprised of three independent directors: Mr. Michael L. Pfeiffer, its Chairman, and Messrs. Michael J. Salameh and Mr. Robert I. Chen. The purpose of the Audit Committee is to assist our Board of Directors in its general oversight of our financial reporting, internal controls and audit functions. The Audit Committee is directly responsible for the appointment, retention, evaluation, compensation, oversight and termination of our independent registered public accounting firm.

The Audit Committee reviews the results and scope of audit and other services provided by the independent auditors and reviews the accounting principles and auditing practices and procedures to be used in our financial reporting process, including its systems of internal control, and in the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent registered public accounting firm for the last fiscal year, Grant Thornton LLP (“Grant Thornton”), was responsible for performing an independent audit of those financial statements. As more fully explained in the Audit Committee's charter, the Audit Committee's responsibility is to provide oversight of and to review those processes. The Audit Committee does not conduct auditing or accounting reviews or procedures, and relies on information and representations provided by management and the independent auditors. The Audit Committee has relied on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accounting firm included in their report on our financial statements.

The Audit Committee has reviewed and discussed the audited financial statements with our management. Management is responsible for maintaining adequate internal control over financial reporting and for assessing the effectiveness of internal control over financial reporting. The Audit Committee was kept apprised of the progress of management's assessment of our internal control over financial reporting and provided oversight to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management at meetings throughout the year. At the conclusion of the process, management provided the Audit Committee with a report on the effectiveness of our internal control over financial reporting. The Audit Committee reviewed this report of management and Item 9A, “Control and Procedures,” contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2017 filed with the SEC, as well as Grant Thornton's reports of independent registered public accounting firm (included in our Annual Report on Form 10-K) relating to its audits of the consolidated financial statements and of internal control over financial reporting. The Audit Committee has reviewed with management and Grant Thornton (a) matters related to the conduct of the audit of the consolidated financial statements by the independent registered public accounting firm and its audit of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as amended and (b) the additional analyses undertaken and procedures performed by us to support certifications by our Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany our periodic filings with the SEC.

In addition, the Audit Committee has reviewed and discussed the audited financial statements with Grant Thornton, including such items set forth in Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, Communications with Audit Committees or any successor standard. The Audit Committee has received from the independent registered public accounting firm, Grant Thornton, the written disclosures and the letter required by the PCAOB, and the Audit Committee has discussed with Grant Thornton the independence of the independent registered public accounting firm.

After review of all discussions and all written correspondence described above, as well as such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to our Board of Directors that the audited financial statements for the last fiscal year be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2017.

The Audit Committee

Mr. Michael L. Pfeiffer, Chairman
Mr. Robert I. Chen
Mr. Michael J. Salameh

PROPOSAL NO. 5
Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has selected Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm to conduct the audit for the fiscal year ending June 30, 2018. Shareholders are asked to approve and ratify the appointment of Grant Thornton as our independent registered public accounting firm, and to authorize our Board of Directors, acting through our Audit Committee, to determine the remuneration of such accounting firm.

Grant Thornton has served as the Company's independent registered public accounting firm for the fiscal years ended June 30, 2017 and 2016. Grant Thornton has issued a Report of Independent Registered Public Accounting Firm for our audited consolidated financial statements as of June 30, 2016 and 2017 which appeared in our annual report on Form 10-K filed with the SEC on September 5, 2017.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Grant Thornton served as our independent registered public accounting firm and conducted the audit of our financial statements for the fiscal years ended June 30, 2017 and 2016. The following table presents the aggregate fees for professional services and other services rendered by Grant Thornton for fiscal years ended June 30, 2017 and 2016:

	Year ended Jun 30,
	2017	2016
	(in thousands)
Audit Fees	$1,155	$1,091
Audit Related Fees	—	—
Tax Fees	2	2
Other Services Fees	32	—

Total	$1,189	$1,093

Audit fees:  These fees generally relate to professional services rendered for the audits of our consolidated financial statements and internal control over financial reporting, quarterly reviews, subsidiary or equity investment audits, issuance of comfort letters, consents, income tax provision reviews, and assistance with and review of documents and reports filed with the SEC.

Tax fees:  These fees generally relate primarily to tax compliance, including review and preparation of corporate and expatriate tax returns, assistance with tax audits, review of the tax treatment for certain expenses, extra-territorial tax analysis, and tax due diligence relating to acquisitions.  They also include fees for state and local tax planning and consultations with respect to various domestic and international tax matters.

Other Services fees:  These fees consisted of fees for a “shelf” registration statement on Form S-3 related services.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm and the fees for these services. These services may include audit services, audit-related services, tax services and other services.

FUTURE SHAREHOLDER PROPOSALS AND NOMINATIONS FOR
THE 2018 ANNUAL GENERAL MEETING

Under Rule 14a-8 of the Exchange Act, for a shareholder proposal to be considered for inclusion in the proxy statement for the 2018 annual general meeting of shareholders, we must have received the written proposal by such shareholder no later than June 11, 2018. Such proposals must comply with the other provisions of Rule 14a-8 and additional applicable SEC rules regarding the inclusion of shareholder proposals in the proxy materials. In addition, the proxy solicited by the Board of Directors for the Annual Meeting in 2018 will confer discretionary authority to vote on any shareholder proposal presented at that meeting, if we do not receive notice of such proposal prior to September 9, 2018.

If you wish to bring a matter before an annual general meeting and the proposal is submitted outside the process of Rule 14a-8, you may use the procedures set forth in the Bye-laws to make a shareholder proposal, including director nominations, not intended to be included in our proxy statement under Rule 14a-8 so long as such proposal complies with our Bye-laws. Shareholder nominations and proposals may be voted on at an annual general meeting of shareholders only if such nominations and proposals are submitted to us pursuant to written notice timely and accompanied by certain information. To be timely, a shareholder's written notice must be received by us not less than 60 nor more than 180 days to the date set for the annual general meeting of shareholders (or if no such date is set, the date that is not less than 60 nor more than 180 days prior to the anniversary of the previous year's annual general meeting of shareholders). The notice must contain the information specified in Sections 59 and 60 of our Bye-laws with respect to the person to be nominated as director and include all material information on the proposal, statement or resolution to be put to the meeting, together with details of shareholder submitting the proposal, statement or resolution and such other information as may from time to time be specified by our Board. Under Section 60(4) of Bye-laws, the advance notice must include, but are not limited to, the following information:

•	the meeting at which the person nominated is proposed for election as a director;

•
information relating to direct and indirect beneficial ownership of shares, including ownership of derivative instrument, by the shareholders and their affiliates and associates acting in concert with the shareholders;

•	any agreement, arrangement, relationship by the shareholders that may increase or decrease the voting power of the shareholders;

•
a description of direct and indirect compensation, material monetary agreement and other related party transactions between the shareholders and their affiliates and associated acting in concert therewith and the nominees;

•	a signed questionnaire by the nominee regarding his or her background, qualifications and other representations;

•	a written consent of the nominee to his being named in a proxy statement as a nominee and to serve as a Director, if elected; and

•	any other information relating to such shareholder that would be required to be disclosed in the proxy statement under the Exchange Act;

In addition, the shareholder will be required to update and supplement, if necessary, the advance notice so the information is true and correct as of date of the annual meeting and as of the date that is 10 business days from the meeting. Our Board of Directors will review proposals from eligible shareholders which it receives by that date and will determine whether any such proposal has been received in accordance with the Bye-laws and whether any such proposal will be acted upon at the annual general meeting of shareholders. All shareholder proposals and shareholder nominations should be mailed to Alpha and Omega Semiconductor Limited, Board of Directors, c/o Investor Relations, Alpha and Omega Semiconductor, Inc. 475 Oakmead Parkway, Sunnyvale, CA 94085.

Moreover, Section 79 of the Companies Act 1981 of Bermuda, as amended, provides that shareholders representing either (i) 5% of the total voting rights of the shares eligible to vote at a general meeting of shareholders, or (ii) not less than 100 shareholders may propose any resolution which may properly be moved at the next annual general meeting of shareholders. Upon timely receipt of notice, we shall, at the expense of such shareholder(s), give our other shareholders entitled to receive notice of the next annual general meeting of shareholders notice of such proposed resolution. To be timely, the proposal requiring notice of a resolution must be deposited at our registered office at least six weeks before the next annual general meeting of shareholders. Shareholders satisfying the criteria of Section 79 may also require us to circulate a statement in respect of any matter to come before an annual general meeting of shareholders by notice deposited at our registered office not less than one week prior to the annual general meeting of shareholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of the Board of Directors, the executive officers of the Company and persons who beneficially own more than ten percent of the outstanding common shares are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their beneficial ownership of the common share and their transactions in such common shares. Based upon (i) the copies of Section 16 reports which the Company received from such persons for their fiscal year 2017 transactions in the common shares and their common share holdings, and (ii) written representation that no other reports were required, the Company believes that all reporting requirements under Section 16 for such year were met in a timely manner by its directors, executive officers and greater than ten percent beneficial owners.

OTHER MATTERS

The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other matter shall properly come before the Annual Meeting, the proxy holder named in the proxy accompanying this statement will have discretionary authority to vote all proxies in accordance with his best judgment.

By order of the Board of Directors,

Mike F. Chang
Chairman of the Board of Directors
Dated October 3, 2017

Appendix A

AMENDMENT NO. 1 TO
AMENDED AND RESTATED BYE-LAWS
OF
ALPHA AND OMEGA SEMICONDUCTOR LIMITED

Pursuant to Section 167 of the Amended and Restated Bye-laws (the “Bye-laws”) of Alpha and Omega Semiconductor Limited (the “Company”), an exempt limited liability company organized under the laws of Bermuda, the shareholders of the Company hereby authorize by way of an ordinary resolution the following amendment to the Bye-laws:

1.    Section 3(1) of the Bye-laws shall be amended and restated in its entirety as follows:

“3. (1) The share capital of the Company at the date on which these Bye-laws come into effect shall be divided into 100,000,000 common shares of $0.002 each (“Common Shares”) and 10,000,000 preferred shares of $0.002 each (“Preferred Shares”).”

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to the Bye-laws to be executed by its duly authorized officer on the date set forth below.

ALPHA AND OMEGA SEMICONDUCTOR LIMITED
By:
Name:Yifan Liang Office:Chief Financial Officer and Corporate Secretary

Date: November ____, 2017

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Alpha and Omega Semiconductor Limited

IMPORTANT ANNUAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_____________

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet must be received by 6:00 p.m., U.S. Pacific Standard Time, on November 7, 2017 or November 8 10:00 a.m. Taiwan local time.

Vote by Internet

- Go to **www.investorvote.com/AOSL**
- Or scan the QR code with your smartphone.
- Follow the steps outlined on the secure website.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2, 3 and 5, and 1 YEAR for Proposal 4.

1. To elect seven directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Mike F. Chang	☐	☐	02 - Yueh-Se Ho	☐	☐	03 - Lucas S. Chang	☐	☐
04 - Robert I. Chen	☐	☐	05 - King Owyang	☐	☐	06 - Michael L. Pfeiffer	☐	☐
07 - Michael J. Salameh	☐	☐						

	1 Year	2 Years	3 Years	Abstain
4. To approve, on an advisory basis, the frequency of the advisory shareholder vote on the compensation of our name executive officers.	☐	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Note: The signature(s) on this proxy should correspond exactly with the shareholder's name as printed above and to the left. In the case of joint tenants, co-executors or co-trustees, both should sign. When signing as attorney, executor, administrator, trustee, guardian, authorized officer or other fiduciary, please give your full title as such.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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1 U P X 3 4 8 0 1 6 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Alpha and Omega Semiconductor Limited

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 9, 2017 IN TAIWAN (November 8, 2017 U.S. Pacific Standard Time)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby revoke(s) all prior proxies and appoint(s) Mike F. Chang and Yifan Liang, and each of them, attorneys of the undersigned (the “proxy holders”), with full power of substitution, for and in the name(s) of the undersigned to (1) attend the 2017 annual general meeting of shareholders (the “Meeting”) of Alpha and Omega Semiconductor Limited (the “Company”) to be held at 8:00 a.m. on Thursday, November 9, 2017 Taiwan local time (at 4:00 p.m. on Wednesday, November 8, 2017 U.S. Pacific Standard Time) at the Grand Hyatt Taipei located at 2, SongShou Road, Taipei, Taiwan, and any adjourned sessions thereof, and (2) vote all common shares of the Company that the undersigned would be entitled to vote, with all powers the undersigned would possess, if personally present. Each of the following matters set forth in this Proxy Card is proposed by the Company, and none of the matters is conditioned on the approval of the other matters.

In their discretion, the proxy holders are authorized to vote on such other matters as may properly come before the Meeting or any adjournment thereof.

This Proxy is solicited on behalf of the Board of Directors of the Company. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted “FOR” the election of all of the Director nominees listed in Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3, “FOR 1 YEAR” for Proposal 4 and “FOR” Proposal 5.

Attendance of the undersigned at the Meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE